Exhibit 2(a)

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EXECUTION VERSION

UNIT PURCHASE AGREEMENT

by and among

Cleveland-Cliffs Inc

and

PinnOak Resources, LLC,

The Regent Investment Company, L.P.,

Questor Partners Fund II, L.P.,

Questor Side-by-Side Partners II, L.P.,

Questor Side-by-Side Partners II 3(c)1, L.P.,

Questor Partners Fund II AIV-1, LLC,

Questor General Partner II, L.P.

and

PinnOak Resources Employee Equity Incentive Plan, LLC

June 14, 2007

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i

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SCHEDULES

Schedule 2.2(b)	Closing Payment
Schedule 2.2(c)	Deferred Payment
Schedule 2.3(a)	Earnout Payment
Schedule 2.3(f)	Ownership Percentage
Schedule 7.2(h)	Consents

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UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT, dated as of June 14, 2007, is made and entered into by and among Cleveland-Cliffs Inc, an Ohio corporation (“Purchaser”), and PinnOak Resources, LLC, a Delaware limited liability company (“PinnOak”), The Regent Investment Company, L.P., a Delaware limited partnership (“Regent”), Questor Partners Fund II, L.P., a Delaware limited partnership (“QPII”), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (“SBSII”), Questor Side-by-Side Partners II 3(c)1, L.P. , a Delaware limited partnership (“SBSII3(c)1”), Questor Partners Fund II AIV-1, LLC, a Delaware limited liability company (“QPII-AIV”), Questor General Partner II, L.P., a Delaware limited partnership (“QGPII” and, together with QPII, SBSII, SBSII3(c)1, QPII-AIV, the “Questor Members”), PinnOak Resources Employee Equity Incentive Plan, LLC, a Delaware limited liability company (“Employee LLC” and, together with Regent, the Questor Members (other than QPII-AIV) and Employee LLC, the “Selling Unit Holders”).

W I T N E S S E T H:

WHEREAS, the Selling Unit Holders and QPII-AIV are the record and beneficial owners of all of the outstanding units of PinnOak (the “Units”); and

WHEREAS, the Selling Unit Holders desire to sell, and Purchaser desires to purchase, the Units (other than the Units held by QPII-AIV) on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently herewith, CLF PinnOak LLC, a Delaware limited liability company and wholly-owned subsidiary of Purchaser (“Merger Sub”), and QPII-AIV are entering into an Agreement and Plan of Merger in the form attached hereto as Exhibit A (as such agreement may hereafter be amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into QPII-AIV, with QPII-AIV surviving the Merger as a wholly-owned subsidiary of Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

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“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

“After-Tax Basis” means that, in determining the indemnity payment amount required to be paid to a party hereunder (including for the avoidance of doubt the amount to be setoff pursuant to Section 8.6(a) in the case of a indemnity payment to be paid by a Selling Unit Holder Indemnifying Party), the amount of any Loss of an Indemnified Party shall be reduced to take into account any net reduction in Taxes actually realized in cash by the Indemnified Party as the result of the incurrence of such Loss (including for the avoidance of doubt a net reduction in the Taxes that such Indemnified Party would be required to pay but for the incurrence of such Loss).

“Alternative Proposal” means (i) a merger, consolidation, sale of equity, exchange, plan of reorganization, plan of liquidation, recapitalization, business combination or other similar transaction involving PinnOak following which the Selling Unit Holders do not collectively own directly or indirectly 50% or more of the surviving entity’s voting equity or (ii) any sale, transfer or other disposition of all or substantially all of PinnOak’s assets or business in a single transaction or series of related transactions (other than to an entity of which the Selling Unit Holders collectively own directly or indirectly 50% or more of the voting equity).

“Agreement” means this Unit Purchase Agreement and all amendments hereto made in accordance with Section 10.8.

“Blocker Parties” means the Persons owning all of the outstanding equity interests in QPII-AIV and set forth on Exhibit 1 to the Merger Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Change In Control” means, as to any Person, the occurrence of any of the following events: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the combined voting power of the then outstanding voting stock of such Person; or (ii) consummation of a reorganization, merger or consolidation involving such Person, a sale or other disposition of all or substantially all of the assets or business of such Person, or any other similar transaction involving such Person (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the

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individuals and entities who were the beneficial owners of voting stock of such Person immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns such Person or all or substantially all of such Person’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the voting stock of such Person, (B) no individual, entity or group (other than such Person, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by such Person, any subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the board of directors of such Person at the time of the execution of the initial agreement or of the action of the board of directors of such Person providing for such Business Combination; or (iii) a complete liquidation or dissolution of such Person, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (ii) above. For purposes of this definition, voting stock means securities entitled to vote generally in the election of directors.

“Cleanup” means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing” means the closing of the transactions contemplated by Section 2.5.

“Closing Date” means (a) the fifth (5th) Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Article VI and Article VII has been obtained, made or given or has expired, as applicable, but in no event earlier than July 31, 2007 without Purchaser’s written consent or (b) such other date as the parties hereto mutually determine in writing.

“Closing Indebtedness” means the amount of Indebtedness outstanding under the Credit Facility as of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Contract” means any oral or written note, bond, contract, lease or other agreement.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term “Controlled” shall have a correlative meaning.

“Credit Facility” means that certain Credit Agreement, dated as of November 23, 2005, among PinnOak and the various lenders thereto, as amended.

“Disclosure Schedule” means the disclosure schedule delivered by PinnOak to Purchaser on the date hereof.

“Environmental Claim” means any claim, action, cause of action, investigation, request for information, notice of violation or other notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclaiming, handling or Release into the indoor or outdoor environment, of any Hazardous Material in, on, beneath or from any property currently or formerly owned, operated or leased by PinnOak, any of the Subsidiaries or their respective subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law on or prior to the Closing Date by PinnOak, any Subsidiary or their respective predecessors.

“Environmental Law” means any Law or Governmental Order relating to the regulation or protection of human health, safety or the indoor or outdoor environment or to emissions, discharges, Releases or threatened Releases, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclaiming or other handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Existing Title Insurance Policies” means, collectively, (i) that certain Owner’s Policy of Title Insurance No. A75-0517208 and issued by Lawyers Title Insurance Corporation to Pinnacle Land Company, LLC on July 1, 2003, (ii) that certain Owner’s Policy of Title Insurance No. A75-0131778 and issued by Lawyers Title Insurance Corporation to Oak Grove Land Company, LLC on July 9, 2003, (iii) that certain Loan Policy of Title Insurance No. G47-3184292 and issued by Lawyers Title Insurance Corporation to UBS AG, Stamford Branch, as administrative agent, on November 23, 2005, and (iv) that certain Loan Policy of Title Insurance No. G47-

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0243110 and issued by Lawyers Title Insurance Corporation to UBS AG, Stamford Branch, as administrative agent, on December 6, 2005.

“GAAP” means United States generally accepted accounting principles as applied by PinnOak consistent with past practice.

“Governmental Authority” means any United States Federal, state or local or any non-United States government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Material” means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “restricted hazardous waste,” “toxic substance,” “pollutant,” “contaminant” or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means all obligations of such Person, without duplication, (i) for borrowed money, (ii) under capital leases (as defined by GAAP) and (iii) in the nature of guarantees of the obligations described in clauses (i) and (ii) of any other Person.

“Indemnified Party” means a Purchaser Indemnified Party or a Selling Unit Holder Indemnified Party.

“Indemnifying Party” means a Purchaser Indemnifying Party or a Selling Unit Holder Indemnifying Party.

“Independent Accounting Firm” means a mutually acceptable nationally or regionally recognized firm of independent certified public accountants that has not provided material services to either PinnOak or Purchaser or their respective Affiliates in the preceding three years, or if no such firm is available and willing to serve, then a

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mutually acceptable expert in public accounting, in each case, upon which PinnOak and Purchaser shall have agreed.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; (b) patents, copyrights (including registrations and applications for any of the foregoing); and (c) software, confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies.

“Knowledge of PinnOak” means the actual knowledge of the individuals set forth on Exhibit B, in each case after reasonable inquiry of management of PinnOak and the Subsidiaries.

“Law” means any United States Federal, state, local or non-United States statute, law, ordinance, regulation, rule, code, Governmental Order or other requirement of law.

“Liabilities” means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise.

“Lien” means any mortgage, deed or trust, pledge, hypothecation, security interest, encumbrance, charge, adverse claim, title defect or lien of any kind.

“Material Adverse Effect” means any fact, condition, change or event that would, individually or in the aggregate, materially and adversely affect the results of operations or financial condition of PinnOak and the Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any fact, condition, change or event that (i) arises out of or relates to a deterioration in general economic conditions or in the industry in which PinnOak and the Subsidiaries operate generally or (ii) is generally applicable to the United States economy or securities markets or the world economy or international securities markets, but in either case, that does not have a disproportionate effect on the business of PinnOak and its Subsidiaries; (b) any fact, condition, change or event that arises out of or relates to any act of terrorism or war (whether or not declared); (c) any fact, condition, change or event that arises out of or relates directly to (x) the fact that Purchaser is the prospective acquirer of the Units or (y) the consummation of the transactions contemplated hereby; (d) any fact, condition, change or event that arises out of or relates to any unilateral action taken by Purchaser or any of its Affiliates not contemplated by this Agreement or the transactions described herein; (e) any fact, condition, change or event that arises out of or relates to any change in accounting requirements or principles imposed upon PinnOak or the Subsidiaries by Law or GAAP or any change in applicable Laws or the interpretation thereof; (f) seasonal

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fluctuations in the revenues, earnings or other financial performance of PinnOak and the Subsidiaries to the extent generally consistent with prior years; (g) any failure by PinnOak and the Subsidiaries to meet any projections, forecasts or revenue or earnings predictions, provided that this clause (g) will not exclude any underlying fact, condition, change or event that may have resulted in, or contributed to, any failure by PinnOak and the Subsidiaries to meet such projections, forecasts or revenue or earnings predictions; and (h) any fact, condition, change or event that arises out of or relates to normal variations in geological conditions.

“Permitted Liens” means the following: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law and on a basis consistent with past practice for amounts not yet due; (c) Liens incurred or deposits made in the ordinary course of the business of PinnOak in connection with workers’ compensation, unemployment insurance or other types of social security; (d) Liens incurred for current Taxes not yet due and payable; (e) Liens and other matters referenced in Schedule B of each of the Existing Title Insurance Policies, (f) defects of title, easements, rights-of-way, restrictions and other Liens that do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of PinnOak and its Subsidiaries as presently conducted; (g) Liens securing Indebtedness; and (h) Liens disclosed in paragraph 4 of Section 4.10 of the Disclosure Schedule.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

“Purchaser Expenses” means the third party fees and expenses incurred by Purchaser in connection with the drafting, negotiation, execution and delivery of this Agreement and any other documents, agreements or certificates in connection with the transactions contemplated hereby, including the fees and expenses of investment bankers, accountants, lawyers and other advisors relating thereto, but excluding any fees and expenses incurred by PinnOak prior to Closing or any Selling Unit Holder.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Representatives” means, as to any Person, its members, directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or its potential sources of financing.

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“Subsidiary” means any Person in which PinnOak, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in or the voting control of such Person.

“Tax” or “Taxes” means any and all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles or other taxes (whether payable directly or by withholding), together with any interest, penalties, additions to tax and additional amounts imposed by any Tax authority or Governmental Authority with respect thereto.

“Tax Returns” means all returns and reports (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be supplied to a Tax authority relating to Taxes.

“Transaction Expenses” means the third party fees and expenses incurred by PinnOak prior to Closing and the Selling Unit Holders in connection with the drafting, negotiation, execution and delivery of this Agreement and any other documents, agreements or certificates in connection with the transactions contemplated hereby, including the fees and expenses of investment bankers, accountants, lawyers and other advisors relating thereto, and any fees payable by PinnOak pursuant to management agreements with any Selling Unit Holder (other than management fees owing and to be paid at Closing by PinnOak to Regent and Questor as contemplated by Section 4.6(e)(5) of the Disclosure Schedule), but excluding any fees and expenses incurred by Purchaser.

“Units Bill of Sale” means the Bill of Sale to be executed by Purchaser and the Selling Unit Holders on the Closing Date in a form reasonably acceptable to Purchaser and the Selling Unit Holders.

Section 1.2 Index of Defined Terms. Each of the terms set forth below shall have the meaning ascribed thereto in the following sections:

Term	Section

Applicable Rate	2.2(c)
Audited Financial Statements	4.6(a)
Bankruptcy Code	5.6
Basket	8.4(c)
Claim Notice	8.5(a)
Closing Notice	2.2(d)
Closing Payment	2.2(b)
Confidentiality Agreement	6.3
Covered Loss	8.4(b)
Cut-off Date	8.5(a)
Deferred Payment	2.2(c)
Delaware Courts	10.10

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Dispute Notice	2.3(b)
DP Setoff Amount	8.6(a)
Earnout Due Date	2.3(f)
Earnout Payment	2.3(g)(i)
Earnout Period	2.3(g)(ii)
[********]	2.3(g)(iii)
Environmental Authorizations	4.13
Employee	6.5(d)
Employee LLC	Preamble
Employee Plan	4.14(a)
Employment and Labor Laws	4.15(b)
EO Setoff Amount	8.6(a)
ERISA Affiliate	4.14(a)
Existing Insurance	6.7(b)
Existing Purchaser Assets	6.4(b)
Farming and Residential Leases	4.10(b)
Final Earnout Payment Statement	2.3(e)
Indemnity Cap	8.4(d)
Initial Tax Allocation Statement	2.4
Interested Party	4.17
Interim Balance Sheet	4.6(b)
Interim Financial Statements	4.6(b)
Leased Real Property	4.10(a)
Leases	4.10(a)
Litigation Period	8.9(a)
Loss	8.2(a)
Merger	Recitals
Merger Agreement	Recitals
Operationally Autonomous	2.3(i)
Owned Real Property	4.10(b)
Ownership Percentage	2.2(f)
PCB	4.13(e)
Pending Matters	8.9(a)
PinnOak	Preamble
PinnOak Welfare Plans	6.5(a)
Pre-Closing Period	6.6(b)
Pre-Closing Straddle Period	6.6(c)
Preliminary Earnout Payment Statement	2.3(a)
Purchase Price	2.2(a)
Purchaser	Preamble
Purchaser Indemnified Party	8.2(a)
Purchaser Indemnifying Party	8.3(a)
Purchaser Welfare Plans	6.5(a)
QGPII	Preamble

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QPII	Preamble
QPII-AIV	Recitals
Questor	2.3(i)
Questor Members	Preamble
Regent	Preamble
Regulatory Law	6.4(c)
SBSII	Preamble
SBSII3(c)1	Preamble
Selling Unit Holder Indemnified Party	8.3(a)
Selling Unit Holder Indemnifying Party	8.4(a)
Selling Unit Holders	Preamble
Sellers Representative	10.12(a)
Setoff Amount	8.6(a)
Straddle Period	6.6(b)
Tax Allocation Statement	2.4
Terminating Sellers Breach	9.1(c)
Terminating Purchaser Breach	9.1(b)
Termination Fee	9.4
Third Party Claim	8.5(a)
[********]	2.3(g)(iv)
Transaction Expense Amount	2.2(d)
Transfer Taxes	6.6(a)
Units	Recitals

Section 1.3      Interpretation. (a) Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, and Exhibit references are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified, (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, (d) the word “or” shall not be exclusive, and (e) provisions shall apply, when appropriate, to successive events and transactions.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.1      Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Selling Unit Holders shall sell to Purchaser, and Purchaser shall purchase from the Selling Unit Holders, all of the right, title and interest of the Selling Unit Holders in and to the Units (other than the Units held by QPII-AIV).

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Section 2.2      Purchase Price.

(a)      The purchase price for the purchase and sale of the Units and the consideration to be paid in connection with the Merger (collectively, the “Purchase Price”) shall in the aggregate equal the sum of (i) $337,500,000, (ii) the Closing Indebtedness, (iii) the Deferred Payment and (iv) the Earnout Payment, if any.

(b)      At the Closing:

(i)    Purchaser shall pay to or on behalf of PinnOak an amount in cash which is equal to the sum of the (A) Transaction Expenses Amount and the (B) Closing Indebtedness;

(ii)    Purchaser shall pay an aggregate amount in cash equal to the difference between $337,500,000 minus the Transaction Expenses Amount (the “Closing Payment”) to each Selling Unit Holder and Blocker Party in an amount equal to (A) the amount set forth opposite such Selling Unit Holder’s or Blocker Party’s name on Schedule 2.2(b) less (B) the amount of the Transaction Expenses Amount applicable to such Selling Unit Holder or Blocker Party as set forth opposite such Selling Unit Holder’s or Blocker Party’s name on the Closing Notice;

(iii)    Purchaser shall, on behalf of PinnOak, pay in full the unpaid Transaction Expenses Amount set forth on the Closing Notice; and

(iv)    Purchaser shall, on behalf of PinnOak, retire and satisfy in full the Closing Indebtedness.

(c)      Deferred Payment.

(i)    On or before December 31, 2009, Purchaser shall pay an aggregate amount in cash equal to $112,500,000 less the aggregate amount of DP Setoff Amounts, if any (the “Deferred Payment”), to each Selling Unit Holder and Blocker Party in an amount equal to (A) the amount set forth opposite such Selling Unit Holder’s or Blocker Party’s name on Schedule 2.2(c) less (ii) the aggregate amount of DP Setoff Amounts, if any, allocable to such Selling Unit Holder or Blocker Party in accordance with Section 8.6(a).

(ii)    The Deferred Payment is subject to set-off as provided in Section 8.6(a). Except as explicitly provided in Section 8.6(a), the Deferred Payment will not be subject to any set-off or other contingencies.

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(iii)    The Deferred Payment will become due and payable in advance of December 31, 2009 in the event of a Change In Control of Purchaser, in which event the Deferred Payment shall be due and payable simultaneously with the closing of such Change In Control.

(iv)    In the event that Purchaser fails for any reason to pay any amount of the Deferred Payment when due and payable (whether pursuant to Section 2.2(c)(i) or earlier pursuant to Section 2.2(c)(iii)), (A) interest will accrue on the unpaid amount at a per annum rate equal to the prime commercial lending rate of Citibank N.A. announced from time to time plus five percent (5%) (the “Applicable Rate”) from the due date to the date of payment and (B) Purchaser will be required to reimburse the Selling Unit Holders and Blocker Parties for all expenses, including attorney fees, incurred by them in connection with seeking the collection of the Deferred Payment.

(v)    If the Sellers Representative so designates, a portion of Employee LLC’s pro rata share of the Deferred Payment allocable to members of PinnOak’s management that will not be continuing with PinnOak after Closing (which amount, at the Sellers Representatives election, will not include such person’s pro rata share of the Indemnity Cap subject to set-off as provided in Section 8.6(a)) will be paid out in one lump sum at Closing; provided that any such accelerated payment does not exceed a maximum of $3,700,000. In such event, the amount of such accelerated payment will be added to the amount set forth opposite Employee LLC’s name on Schedule 2.2(b) and subtracted from the amount opposite Employee LLC’s name on Schedule 2.2(c).

(d)      No later than three (3) Business Days prior to the Closing Date, PinnOak shall prepare and deliver to Purchaser a notice (the “Closing Notice”) setting forth or attaching, as applicable, (i) the amount of all Transaction Expenses to be paid at Closing pursuant to Section 2.2(b)(iii) (the “Transaction Expense Amount”); (ii) an estimate of the amount of Closing Indebtedness to be retired and satisfied at Closing pursuant to Section 2.2(b)(iv); and (iii) pay-off letters, in form and substance reasonably acceptable to Purchaser, from the lenders under the Credit Facility, certifying as to the amount outstanding pursuant to the terms of the Credit Facility as of the Closing Date and providing for the termination of any and all security interests in, and releases (including UCC Termination Statements and mortgage or similar releases) of any and all Liens on, any asset of PinnOak or any Subsidiary of PinnOak.

(e)      All amounts required to be paid or deposited pursuant to this Section 2.2 shall be payable by wire transfer of immediately available funds to the account or accounts designated by the party entitled to receive such payment.

Section 2.3      Earnout Payment

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(a)      As soon as practicable, but in no event later than forty-five (45) days following the end of the Earnout Period, Purchaser shall deliver to the Sellers Representative a written computation statement prepared by Purchaser setting forth (i) [********], (ii) [********] and (iii) the Earnout Payment, if any, for the Earnout Period (the “Preliminary Earnout Payment Statement”). The Preliminary Earnout Payment Statement shall be prepared in accordance with this Section 2.3 and Schedule 2.3(a) hereto.

(b)      The Sellers Representative shall have fifteen (15) Business Days following receipt of the Preliminary Earnout Payment Statement to review the Preliminary Earnout Payment Statement and to notify Purchaser in writing if it disputes any amount set forth on the Preliminary Earnout Payment Statement (the “Dispute Notice”), specifying in reasonable detail the reasons for such objection.

(c)      In connection with the Sellers Representative’s review and regardless of whether any Dispute Notice has been served, the Sellers Representative and its Representatives shall have reasonable access, during normal business hours and upon reasonable notice and in such a manner as to not unduly interfere with the operations of the business, to all relevant work papers, schedules, memoranda and other documents prepared by Purchaser or its Representatives in connection with the preparation of the Preliminary Earnout Payment Statement or the amounts or calculations set forth thereon and to personnel of Purchaser and its Representatives and any other information which the Sellers Representative reasonably requests, and Purchaser shall, and shall cause its Representatives to, cooperate with the Sellers Representative and its Representatives in connection therewith.

(d)      In the event that the Sellers Representative shall deliver a Dispute Notice to Purchaser, Purchaser and the Sellers Representative shall cooperate in good faith to resolve such dispute as promptly as practicable and, upon such resolution, if any, any adjustments to the Preliminary Earnout Payment Statement shall be made in accordance with the written agreement of Purchaser and the Sellers Representative. If Purchaser and the Sellers Representative are unable to resolve any such dispute within ten (10) Business Days (or such longer period as Purchaser and the Sellers Representative shall agree in writing) of the delivery of such Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, and such determination shall be final and binding on the parties. The Independent Accounting Firm shall consider only those items and amounts as to which Purchaser and the Sellers Representative have disagreed within the time periods and on the terms specified above. The Independent Accounting Firm may rely only upon the terms of this Section 2.3 and Schedule 2.3(a) and information submitted to it by Purchaser or the Sellers Representative. The Independent Accounting Firm shall be instructed to use its best efforts to deliver to Purchaser and the Sellers Representative a written report setting forth the resolution of each disputed matter within thirty (30) days of submission of the Preliminary Earnout Payment Statement to it and, in any case, as promptly as practicable after such submission. All fees and expenses relating

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to the work, if any, to be performed by the Independent Accounting Firm will be allocated between Purchaser, on the one hand, and the Selling Unit Holders and Blocker Parties, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed items.

(e)      The Preliminary Earnout Payment Statement, (i) if no Dispute Notice has been timely delivered as of the sixteenth (16th) Business Day following receipt of the Preliminary Earnout Payment Statement from Purchaser, or (ii) if a Dispute Notice has been timely delivered, as determined pursuant to the resolution of such dispute in accordance with Section 2.3(d), shall be, respectively, the “Final Earnout Payment Statement”.

(f)      Within five (5) Business Days after the date that the Final Earnout Payment Statement is determined pursuant to Section 2.3(e) (but in any event no later than April 5, 2010) (the applicable date being referred to as the “Earnout Due Date”), Purchaser shall pay an aggregate amount in cash equal to the Earnout Payment, if any, as reflected on the Final Earnout Payment Statement less the aggregate amount of EO Setoff Amounts, if any, to each Selling Unit Holder and Blocker Party in an amount equal to (i) the product of the Earnout Payment as reflected on the Final Earnout Payment Statement multiplied by such Selling Unit Holder’s or Blocker Party’s direct (or indirect in the case of the Blocker Parties) ownership percentage in PinnOak as set forth opposite such Selling Unit Holder’s or Blocker Party’s name on Schedule 2.3(f) (the percentage applicable to a Selling Unit Holder or Blocker Party being referred to as such Person’s “Ownership Percentage”) less (ii) the aggregate amount of EO Setoff Amounts, if any, allocable to such Selling Unit Holder or Blocker Party in accordance with Section 8.6(a).

(g)      For purposes of this Section 2.3:

(i)    The “Earnout Payment” for the Earnout Period shall be calculated as set forth on Schedule 2.3(a), but shall in no event exceed $326.0 million.

(ii)    The period from January 1, 2008 through December 31, 2009 shall constitute the “Earnout Period.”

(iii)    [********]

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(iv)    [********]

(h)      Purchaser and the Earnout Participants agree that any payments made pursuant to this Section 2.3 will be treated on their respective Tax Returns and for any other Tax purposes as additional Purchase Price payments, and agree that they shall not take any position inconsistent with such treatment.

(i)      [********]

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(j)      As soon as practicable, but in no event later than thirty (30) days following the end of each month during the Earnout Period, Purchaser shall deliver to the Sellers Representative monthly consolidated financial statements of PinnOak substantially in the form prepared by PinnOak prior to the Closing (the “Monthly Statements”) and provide Sellers Representative reasonable access, during normal business hours and upon reasonable notice, to all relevant work papers, schedules, memoranda and other documents prepared by Purchaser or its Representatives in connection with the preparation of each such Monthly Statement and to personnel of Purchaser and its Representatives and any other information which the Sellers Representative reasonably requests, and Purchaser shall, and shall cause its Representatives to, cooperate with the Sellers Representative and its Representatives in connection therewith. In addition, during the Earnout Period, Purchaser shall at the Sellers Representative’s reasonable request, but not more frequently than quarterly, meet (telephonically or in person) with Purchaser to discuss the operation of the business of PinnOak, including, but not limited to, financial results or other issues relating to the Earnout Payment and Purchaser shall, and shall cause its Representatives to, cooperate with the Sellers Representative and its Representatives in connection therewith. No failure or delay by the Sellers Representative to raise any objection to or dispute any amount set forth on a Monthly Statement shall be deemed an acceptance of any such amount or operate as a waiver by the Sellers Representative of any right, power or privilege under this Agreement (including, for the avoidance of doubt, the right of the

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Sellers Representative to dispute any amount set forth on the Preliminary Earnout Payment Statement pursuant to Section 2.3(b)).

(k)      All amounts, if any, required to be paid pursuant to this Section 2.3 shall be payable by wire transfer of immediately available funds to the account or accounts designated by the party entitled to receive such payment.

(l)      In the event that Purchaser fails for any reason to pay any amount of the Earnout Payment on or prior to the Earnout Due Date, (i) interest will accrue on the unpaid amount at the Applicable Rate from the Earnout Due Date to the date of payment and (ii) Purchaser will be required to reimburse the Selling Unit Holders for all reasonable expenses, including attorney fees, incurred by the Selling Unit Holders in connection with seeking the collection of the Earnout Payment.

(m)      Each of the Selling Unit Holders, the Earnout Participants and the Sellers Representative acknowledges and agrees that (i) Purchaser makes no representations nor provides any assurances whatsoever as to the feasibility of achieving the Earnout Payment or any portion thereof and (ii) neither the Purchaser nor, from and after the Closing Date, PinnOak owe any fiduciary duty to the Selling Unit Holders, the Earnout Participants or the Seller Representative by virtue of the Earnout Payment.

Section 2.4      Allocation of Purchase Price. As promptly as practicable following the execution and delivery of this Agreement, and in any case prior to the Closing, Purchaser and Seller’s Representative shall use reasonable efforts to jointly prepare an initial tax allocation statement (the “Initial Tax Allocation Statement”) to reflect the Selling Unit Holders’ allocation of the Purchase Price (and all other capitalizable costs) among the assets for purposes of Section 751 of the Code as of the date of the Closing. Within 120 days after the Closing in compliance with Section 751 of the Code and the regulations promulgated thereunder and consistent with the Initial Tax Allocation Statement, the Selling Unit Holders shall prepare or cause to be prepared a statement (the “Tax Allocation Statement”) allocating the Purchase Price (and all other capitalized costs) among such assets. Each of Purchaser, PinnOak and the Selling Unit Holders shall (i) timely file all forms and Tax Returns required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation and (iv) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any Tax authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. In the event that the allocation set forth on the Tax Allocation Statement is disputed by any Tax authority, the party receiving notice of such dispute shall promptly notify the other parties hereto concerning the existence and resolution of such dispute.

Section 2.5      Closing. The Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois

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60606 or at such other place as Purchaser and the Selling Unit Holders shall agree, at 10:00 a.m. local time, on the Closing Date. At the Closing, (i) Purchaser shall make the payments described by Section 2.2(b)(i) and (ii); (ii) PinnOak shall make the payments described by Section 2.2(b)(iii); (iii) the Selling Unit Holders shall transfer to Purchaser all of their respective right, title and interest in and to all of the Units (other than the Units owned by QPII-AIV) by delivering to Purchaser the Units Bill of Sale; and (iv) there shall also be delivered to the Selling Unit Holders and Purchaser, as applicable, the certificates and other documents to be delivered pursuant to Article VII.

Section 2.6      Merger. Provided that all of the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub and QPII-AIV shall effect the Merger concurrently with the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING UNIT HOLDERS

Each Selling Unit Holder, severally and not jointly, hereby represents and warrants to Purchaser as follows:

Section 3.1      Organization and Authority. Such Selling Unit Holder has the full legal right and power and all authority required by Law to enter into this Agreement, to carry out its respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unit Holder, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes the legal, valid and binding obligation of such Selling Unit Holder, enforceable against such Selling Unit Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2      No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.3 have been obtained, and except as may result from any facts or circumstances relating to Purchaser, the execution, delivery and performance of this Agreement by or on behalf of such Selling Unit Holder and the consummation by such Selling Unit Holder of the transactions contemplated hereby do not and will not violate or conflict with the organizational documents of such Selling Unit Holder or any Law or Governmental Order applicable to such Selling Unit Holder, except for any such violations or conflicts as would not materially delay the ability of such Selling Unit Holder to perform its material obligations under this Agreement or consummate the transactions contemplated hereby.

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Section 3.3      Consents and Approvals. The execution and delivery of this Agreement by or behalf of such Selling Unit Holder do not, and the performance by such Selling Unit Holder of its respective obligations hereunder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or Person, except (a) the notification requirements of the HSR Act and any foreign antitrust and competition law that may be applicable, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent such Selling Unit Holder from performing any of its material obligations under this Agreement or consummating the transaction contemplated hereby or (c) as may be necessary as a result of any facts or circumstances relating to Purchaser or its Affiliates.

Section 3.4      Ownership of Units. Such Selling Unit Holder is the lawful owner of the Units set forth opposite such Selling Unit Holder’s name in Section 4.5 of the Disclosure Schedule, free and clear of all Liens. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Units being sold by such Selling Unit Holder, free and clear of all Liens.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PINNOAK

PinnOak hereby represents and warrants to Purchaser, except as otherwise set forth in the Disclosure Schedule, as follows:

Section 4.1      Organization and Authority. PinnOak is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to conducts its business as and to the extent now conducted and to own, use and lease its assets and properties. PinnOak has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. PinnOak is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions set forth in Section 4.1 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the failure by PinnOak to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect. The execution and delivery of this Agreement by PinnOak, the performance by PinnOak of its obligations hereunder and the consummation by PinnOak of the transactions contemplated hereby have been duly authorized by all of the members of PinnOak and all requisite limited liability company action on the part of PinnOak. This Agreement has been duly executed and delivered by PinnOak, and (assuming due authorization, execution and delivery by the Selling Unit Holders and Purchaser) this Agreement constitutes the legal, valid and binding obligation of PinnOak, enforceable against PinnOak in accordance with its terms, subject to the

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effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2      Subsidiaries. Each Subsidiary and its jurisdiction of formation is identified in Section 4.2 of the Disclosure Schedule. Each Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has full limited liability company power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 4.2 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the failure by such Subsidiary to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect. All of the outstanding equity interests or other voting securities of each Subsidiary are owned directly by PinnOak free and clear of all Liens (other than Permitted Liens). Other than the Subsidiaries, PinnOak does not own, directly or indirectly, any equity interest in any Person, nor is it a partner or member of any partnership, limited liability company or joint venture.

Section 4.3      No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and except as set forth in Section 4.3 of the Disclosure Schedule or as may result from any facts or circumstances relating to Purchaser, the execution, delivery and performance of this Agreement by PinnOak and the consummation by PinnOak of the transactions contemplated hereby do not and will not (a) violate or conflict with the certificate of formation or operating agreement of PinnOak or any Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to PinnOak or any Subsidiary, or (c) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the assets or properties of PinnOak or any Subsidiary pursuant to, any Contract to which PinnOak or any Subsidiary is a party or by which any of their respective assets or properties are bound.

Section 4.4      Consents and Approvals. Except as set forth in Section 4.4 of the Disclosure Schedule, the execution and delivery of this Agreement by PinnOak do not, and the performance of this Agreement by PinnOak will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or Person, except (a) the notification requirements of the HSR Act and foreign antitrust and competition law requirements, (b) where failure to obtain

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such consent, approval, authorization or action, or to make such filing or notification, would not prevent PinnOak from performing any of its material obligations under this Agreement, (c) as may be necessary as a result of any facts or circumstances relating solely to Purchaser or its Affiliates or (d) where the failure to obtain such consents, approvals or authorizations, to take such action, or to make such filing or notification (other than any of the foregoing addressed in clause (a) through (c) above) would not have a Material Adverse Effect.

Section 4.5      Capitalization. Section 4.5 of the Disclosure Schedule sets forth the entire authorized equity interests of PinnOak and the total number of issued and outstanding Units. All of the outstanding Units are validly issued, fully paid and nonassessable and owned, beneficially and of record, by the Selling Unit Holders in the classes, amounts and percentages set forth in Section 4.5 of the Disclosure Schedule, and no Units are subject to any preemptive rights. There are no outstanding options, warrants, calls, rights or other contracts or instruments of any character (including any member or operating agreement, buy-sell agreement or other similar agreement) requiring, and there are no securities of PinnOak outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional membership interests, units or other equity securities of PinnOak or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase membership interests, units or other equity securities of PinnOak. None of the Units were issued or, since issuance, has been transferred, in violation of Law or contract, including any pre-emptive right, right of first refusal or other similar right of any Person. There are no restrictions on the transfer of the Units as contemplated in this Agreement.

Section 4.6      Financial Statements and Condition; No Undisclosed Liabilities; Absence of Certain Facts or Events.

(a)      Prior to the execution of this Agreement, PinnOak has delivered to Purchaser copies of the audited consolidated balance sheets of PinnOak as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended (the “Audited Financial Statements”). Except as set forth in the notes thereto, the Audited Financial Statements have been prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of PinnOak as of the times and for the periods referred to therein.

(b)      Prior to the execution of this Agreement, PinnOak has delivered to Purchaser copies of the unaudited consolidated balance sheet of PinnOak as of April 30, 2007 (the “Interim Balance Sheet”) and the related consolidated statements of operations and cash flows for the four-month period then ended (the “Interim Financial Statements”). Subject to normal (as to type and amount) year-end adjustments and the absence of disclosure normally made in footnotes, the Interim Financial Statements have

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been prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of PinnOak as of the date and for the period indicated.

(c)      Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date of the Interim Balance Sheet, the business of PinnOak has been operated in all material respects in the ordinary course and there has not been any Material Adverse Effect.

(d)       Except as set forth in Section 4.6(d) of the Disclosure Schedule or in the Interim Financial Statements, neither PinnOak nor any of the Subsidiaries had at the date of the Interim Financial Statements, or since that date has incurred, any Liabilities of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except Liabilities:

(i)    that are accrued or reserved against in the Interim Financial Statements or reflected in the notes thereto;

(ii)    that were incurred after the date of the Interim Financial Statements in the ordinary course of business;

(iii)    that are included as unpaid Transaction Expenses pursuant to Section 2.2(b)(iii);

(iv)    that have been fully discharged or paid before the date of this Agreement; or

(v)    that, in the aggregate, would not have a Material Adverse Effect.

(e)      Except as set forth in Section 4.6(e) of the Disclosure Schedule or as disclosed in the Interim Financial Statements, since the date of the Interim Financial Statements there has not been:

(i)    any declaration or payment of dividends on, or other distributions in respect of, the Units;

(ii)    any redemption, purchase or other acquisition by PinnOak of any Units;

(iii)    capital expenditures outside of the ordinary course of business that are in excess of the current capital expenditure

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forecast for PinnOak and the Subsidiaries, dated as of May 17, 2007, previously delivered to Purchaser;

(iv)    increases in compensation of or entry into or amendment of any employment, severance, termination or similar agreement with any officers or directors of PinnOak, except for increases in the ordinary course of business and payment of amounts pursuant to and consistent with an existing Employee Plan;

(v)    any sale, lease, encumbrance or disposition or commitment to sell, lease or dispose of any assets other than the sale of inventory in the ordinary course of business;

(vi)    any increase or decrease in any Indebtedness other than ordinary course changes in the revolving credit line Indebtedness relating to the normal working capital needs of PinnOak and the Subsidiaries;

(vii)    any agreement or commitment (absolute, contingent, accrued or otherwise) to guarantee or become a surety of any Indebtedness;

(viii)    any change or modification to its accounting methods or practices;

(ix)    any settlement, or agreement to settle, any litigation, arbitration or other litigation, whether pending or threatened, which require payment by PinnOak or any of the Subsidiaries of amounts in excess of $250,000;

(x)    any amendments to or changes in PinnOak’s certificate of organization or operating agreement (other than in connection with the termination of management fees payable following the Closing);

(xi)    any transaction entered into with any Interested Party; or

(xii)    any agreement or commitment, orally or in writing, to do any of the foregoing.

Section 4.7      Absence of Litigation. Except as set forth in Section 4.7 to the Disclosure Schedule, as of the date hereof, (a) there are no Actions pending, or to the Knowledge of PinnOak threatened, against PinnOak or any Subsidiary or any of their respective assets or properties that would have a Material Adverse Effect or would

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prevent PinnOak from consummating the transactions contemplated hereby and (b) none of PinnOak, any Subsidiary or any of their respective assets or properties are subject to any outstanding Governmental Order. None of the Actions or Governmental Orders set forth in Section 4.7 to the Disclosure Schedule are reasonably likely to prevent PinnOak from consummating the transactions contemplated hereby.

Section 4.8      Compliance with Laws. Except as set forth in Section 4.8 of the Disclosure Schedule or for Environmental Laws (which are addressed in Section 4.13) or for Employment and Labor Laws (which are addressed in Section 4.15), PinnOak and the Subsidiaries are in compliance in all material respects with all currently applicable Laws and Governmental Orders that apply to the business of PinnOak and the Subsidiaries, and no written or oral notice, charge, claim, Action or assertion has been received by PinnOak or any Subsidiary or, to the Knowledge of PinnOak, has been filed, commenced or threatened against PinnOak or any Subsidiary alleging any violation of any of the foregoing, in each case except (a) for citations issued by the Mining Safety and Health Administration or any similar state regulatory agency that can be reasonably abated without material cost or expense to PinnOak or any of its Subsidiaries in the ordinary course of PinnOak’s and the Subsidiaries’ continuing operations or (b) for violations the existence of which would not have a Material Adverse Effect.

Section 4.9      Material Contracts.

(a)      Section 4.9 of the Disclosure Schedule contains a list of each of the following Contracts (other than the Leases) to which PinnOak or a Subsidiary is a party:

(i)    all Contracts (other than the Plans) providing for a commitment of employment or consultation services;

(ii)    all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of PinnOak or a Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with PinnOak or a Subsidiary (other than restrictions on other parties pursuant to agreements pertaining to business combinations or acquisitions);

(iii)    all partnership, joint venture, shareholders’ or other similar Contracts with any Person;

(iv)    all Contracts relating to Indebtedness of PinnOak or a Subsidiary in excess of $500,000 (other than Indebtedness owing to PinnOak or a Subsidiary and Indebtedness to be extinguished or otherwise satisfied at Closing);

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(v)    all Contracts granting any right of first refusal or right of first offer or similar right or that materially limit or purport to materially limit the ability of PinnOak or any Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of the properties or assets of its business;

(vi)    all material Contracts providing for the indemnification by PinnOak or any Subsidiary of any Person in connection with its business;

(vii)    all Contracts providing for any payments by PinnOak or any Subsidiary that are conditioned, in whole or in part, on a change of control of PinnOak or transactions of the type contemplated hereby;

(viii)    any collective bargaining agreement;

(ix)    any employment agreement with, or any agreement or arrangement that contains any guaranteed compensation, equity commitments, commission or other production bonuses, severance pay or post-employment liabilities or obligations (other than as required by Law) to any current or former employees, non-employee directors or officers or other Persons that have performed or are performing consulting or other independent contractor services for PinnOak or any Subsidiary;

(x)    any Contract with an Interested Party; and

(xi)    all other Contracts (other than the Plans) that require the payment pursuant to the terms of any such Contract by or to PinnOak or a Subsidiary of more than $500,000 annually or on a one-time basis.

(b)      Each Contract required to be disclosed in Section 4.9 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable, in all material respects, in accordance with its terms, of PinnOak or the applicable Subsidiary and, to the Knowledge of PinnOak, of each other party thereto other than Contracts that have expired by their terms. Neither PinnOak or the applicable Subsidiary nor, to the Knowledge of PinnOak, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), the effect of which would have a Material Adverse Effect.

Section 4.10      Real Property.

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(a)      Section 4.10(a) of the Disclosure Schedule contains a true and complete list of all of the leases, licenses, subleases and all other similar occupancy agreements, including all amendments or other modifications thereto (collectively, the “Leases”), pursuant to which PinnOak or any of the Subsidiaries leases, licenses, subleases or otherwise occupies real property (such real property, collectively, the “Leased Real Property”). The Leased Real Property is the only real property leased, subleased, licensed or otherwise occupied by PinnOak or any of the Subsidiaries that is used or useful in connection with the business of PinnOak, other than the Owned Real Property (as defined below) and any real property occupied or otherwise used by PinnOak or any of the Subsidiaries pursuant to appurtenant easements and similar rights that constitute Permitted Liens. Except as would not have a Material Adverse Effect: (i) PinnOak (or the applicable Subsidiary) has a good and valid leasehold interest in all of the Leased Real Property, free and clear of any Liens (other than Permitted Liens), (ii) the Leases are in full force and effect, (iii) neither PinnOak (or the applicable Subsidiary) nor, to the Knowledge of PinnOak, any other party to any Lease, is in material default under the Leases, and (iv) to the Knowledge of PinnOak, no event has occurred which, with notice or lapse of time, would constitute a material breach or default by PinnOak (or such Subsidiary) or any other party to any Lease under any of the Leases. PinnOak has made available to Purchaser or its Representatives prior to the date hereof copies of the Leases and all certificates of occupancy, title reports, title insurance policies, surveys and similar documents with respect to the Leased Real Property that are in the possession of PinnOak or any of the Subsidiaries and the copies of the Leases made available by PinnOak are true, correct and complete in all material respects. Neither the use of the Leased Real Property by PinnOak or the applicable Subsidiary nor, to the Knowledge of PinnOak, the Leased Real Property itself contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect, except for such contraventions or violations as would not have a Material Adverse Effect.

(b)      Section 4.10(b) of the Disclosure Schedule contains a true and complete list of all real property owned by PinnOak or any of the Subsidiaries (the “Owned Real Property”). Except as set forth on Section 4.10(b) of the Disclosure Schedule, reasonable access to that portion the Owned Real Property on which PinnOak or any of the Subsidiaries are currently conducting mining, processing or reclamation operations is available through publicly dedicated streets or a validly existing easement, which access is consistent with past practice. Except as would not have a Material Adverse Effect, PinnOak (or the applicable Subsidiary) has a good and valid title to all of the Owned Real Property, free and clear of any Liens (other than Permitted Liens). None of the Owned Real Property, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect, except for such contraventions or violations as would not have a Material Adverse Effect. PinnOak has made available to Purchaser or its Representatives prior to the execution of this Agreement copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies (including the Existing Title

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Insurance Policies), title reports, surveys and documents evidencing recorded and unrecorded easements, rights-of-way and similar restrictions and rights (and all amendments thereto) with respect to the Owned Real Property, to the extent the same are in PinnOak’s possession and the copies of the deeds and Existing Title Insurance Policies made available by PinnOak are true, correct and complete in all material respects. Other than the Farming and Residential Leases (as defined below) and other than as set forth in Schedule B of any of the Existing Title Insurance Policies or on Section 4.10(c) of the Disclosure Schedule, neither PinnOak nor any of the Subsidiaries is a party to any lease, license, sublease or similar occupancy agreement under which it leases, licenses, subleases or otherwise makes any of the Owned Real Property available for occupancy by any third party (other than an Affiliate). All of the Farming and Residential Leases are terminable by PinnOak or the applicable Subsidiary without cost to PinnOak or such Subsidiary upon not more than ninety (90) days’ prior notice. As used herein, the term “Farming and Residential Leases” means leases and license agreements listed in the Existing Title Insurance Policies or entered into subsequent to the issuance of the Existing Title Insurance Policies and pursuant to which PinnOak or one of its Subsidiaries leases or licenses portions of the Owned Real Property to third parties for residential and/or farming purposes.

(c)      PinnOak and the Subsidiaries, as applicable, have obtained all easements and rights of way required to use and operate the Owned Real Property and the Leased Real Property in all material respects in the manner in which it is currently being used and operated in connection with the business of PinnOak and to comply with applicable Law (other than any non-compliance which would not have a Material Adverse Effect); PinnOak (or the applicable Subsidiary) is not in material default under any document evidencing such easement or right of way; and, to the Knowledge of PinnOak, (i) all such documents are in full force and effect, (ii) the other party to each document is not in material default thereunder and (iii) to the Knowledge of PinnOak, no event has occurred which, with notice or lapse of time, would constitute a material breach or default by PinnOak (or such Subsidiary) or the other party under any such document.

(d)      PinnOak has made available to Purchaser or its Representatives studies relating to the coal reserves associated with PinnOak’s or the Subsidiaries’ mines that were prepared by, or at the request of, and that are in the possession of, PinnOak or the Subsidiaries. PinnOak makes no representation or warranty with respect to the accuracy or completeness of any such study.

Section 4.11      Personal Property. Except as set forth in Section 4.11 to the Disclosure Schedule or as would not have a Material Adverse Effect, PinnOak or a Subsidiary owns, has a valid leasehold interest in or has the legal right to use all of the tangible personal property necessary to carry on the business of PinnOak as currently conducted, free and clear of all Liens (other than Permitted Liens).

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Section 4.12      Intellectual Property. Section 4.12 of the Disclosure Schedule contains a true and complete list of all Intellectual Property owned by PinnOak or any of the Subsidiaries that is material to the business of PinnOak. Except for such claims which would not have a Material Adverse Effect, there are no pending or threatened claims of which PinnOak has been given written notice by any Person against its use of any Intellectual Property. PinnOak has such ownership of or such rights by license, lease or other agreement to the Intellectual Property as are necessary to conduct the business of PinnOak as currently conducted, except where the failure to have such rights would not have a Material Adverse Effect. PinnOak or its Subsidiaries owns and has good and exclusive title to each item of Intellectual Property owned by it, free and clear of any Liens, except for Permitted Liens. None of the Intellectual Property is subject to any Action or Governmental Order restricting in a material respect the use, transfer or licensing thereof by PinnOak or any of its Subsidiaries, or affecting in a material respect the validity, use or enforceability of such Intellectual Property.

Section 4.13      Environmental.

(a)      Except as set forth in Section 4.13 to the Disclosure Schedule or for matters which have been fully resolved, each of PinnOak, the Subsidiaries and, to the Knowledge of PinnOak, their respective predecessors are, and at all times since July 1, 2003 have been, in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by PinnOak, each Subsidiary and their respective predecessors of all permits, approvals, consents, licenses, waivers and other governmental authorizations required under applicable Environmental Laws (“Environmental Authorizations”) and compliance with the terms and conditions thereof), except where failure by such predecessors to be in compliance would not have a Material Adverse Effect. Neither PinnOak nor any Subsidiary has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, alleging that PinnOak and each Subsidiary is or was not in such compliance.

(b)      Except as set forth in Section 4.13 to the Disclosure Schedule, neither PinnOak nor any of the Subsidiaries, nor to the Knowledge of PinnOak, any of their respective predecessors, has received notice of an Environmental Claim that would have a Material Adverse Effect, other than any such Environmental Claim that has been fully resolved with no further liability to PinnOak or any of the Subsidiaries.

(c)      Neither PinnOak nor any of the Subsidiaries, nor to the Knowledge of PinnOak, any of their respective predecessors, is subject to any pending or existing Governmental Order, settlement, schedule of compliance or other restriction arising under any Environmental Law.

(d)      Except as set forth in Section 4.13 to the Disclosure Schedule, neither PinnOak, any Subsidiary, nor, to the Knowledge of PinnOak, any of their respective predecessors has placed, stored, deposited, discharged, Released, buried,

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dumped or disposed of Hazardous Materials at, on, or beneath any property that is or has been owned or operated by PinnOak or any Subsidiary, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of the business of PinnOak and in accordance with applicable Environmental Laws or as would not be expected to require any reporting, assessment, Cleanup, response or any other remedial action under any Environmental Law, or to pay for the cost of any such action, pursuant to any Environmental Law.

(e)      PinnOak has delivered or otherwise made available for inspection to the Purchaser (i) copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by PinnOak or any Subsidiary pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by PinnOak, any of the Subsidiaries or, to the knowledge of PinnOak, their respective predecessors, or regarding compliance with applicable Environmental Laws by PinnOak, each Subsidiary or, to the knowledge of PinnOak, their respective predecessors and (ii) copies of all material Governmental Authorizations issued to PinnOak, any of the Subsidiaries or, to the knowledge of PinnOak, their respective predecessors within the past five (5) years.

(f)      Except as set forth in Section 4.13 to the Disclosure Schedule, without in any way limiting the generality of the foregoing, except as would not have a Material Adverse Effect, any properties owned or operated by PinnOak, any of the Subsidiaries or, to the Knowledge of PinnOak, their respective predecessors do not contain any: underground storage tanks or related piping; asbestos or asbestos-containing material; polychlorinated biphenyls (“PCBs”); underground injection wells; radioactive materials; surface impoundments; landfills; sumps; or septic tanks or waste disposal pits in which any Hazardous Materials have been discharged, buried, incinerated, deposited, placed or disposed.

(g)      Except as set forth in Section 4.13 to the Disclosure Schedule, neither PinnOak nor any of its Subsidiaries have sent any Hazardous Material to a site that, pursuant to any Environmental Law, has been placed or, to the Knowledge of PinnOak, proposed for placement on the National Priorities List or any similar state list or is subject to an Order from any Governmental Authority to take “removal,” “response,” “corrective” or other Cleanup action or to pay for the cost of any such action at the site under any Environmental Law.

Section 4.14      Employee Benefit Plans.

(a)      Section 4.14(a) of the Disclosure Schedule sets forth a true and complete list of all the following: (i) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, which PinnOak, any Subsidiary, or any entity that is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA with PinnOak or any Subsidiary (an “ERISA Affiliate”) sponsors or maintains or in the preceding six (6) years has had any liability; and (ii) each other plan, program, policy,

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contract or arrangement (not including any collective bargaining agreement) providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation, whether or not insured or funded, which is sponsored or maintained by or pursuant to which PinnOak, any Subsidiary or ERISA Affiliate has any liability or which constitute an employment or severance agreement or arrangement currently in effect with any employee, officer or director of the PinnOak, any Subsidiary or any ERISA Affiliate, but not including any Multiemployer Pension Plan as defined below (each, an “Employee Plan”).

(b)      Each Employee Plan has been established, operated, funded and maintained in all material respects in accordance with its terms and the terms of any collective bargaining agreement, if applicable, and in compliance in all material respects with applicable laws and the rules and regulations thereunder, including, but not limited to, ERISA and the Code.

(c)      Neither PinnOak, any Subsidiary, any ERISA Affiliate, nor any of their respective current or former directors, officers, Employee Plan fiduciaries, employees or any other persons, has engaged directly or indirectly in any “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to which PinnOak, any Subsidiary, or any ERISA Affiliate, has or could have any liability. All contributions, insurance premiums and other payments required to be made to the Employee Plans (or to any person pursuant to the terms thereof) have been made or paid in a timely fashion. Neither PinnOak, nor any Subsidiary or ERISA Affiliate, has any liability with respect to any Employee Plan, or any other benefit or compensation plan, program, policy, contract or arrangement, other than for contributions, payments or benefits due in the ordinary course or other ordinary course expenses under the Employee Plans currently sponsored by the PinnOak, its Subsidiaries and ERISA Affiliates. Except for any collective bargaining agreements or employment contracts, PinnOak, its Subsidiaries and ERISA Affiliates have retained the right to unilaterally amend or terminate each Employee Plan currently sponsored by them to the fullest extent permitted by law.

(d)      Except as set forth on Section 4.14(d) of the Disclosure Schedule, PinnOak, its Subsidiaries and ERISA Affiliates are not required, nor have they or any one of them ever been required, to contribute with regard to a “multiemployer plan” as defined under Sections 3(37)(A) or 4001(a)(3) of ERISA, or Section 414(f) of the Code. PinnOak, its Subsidiaries and ERISA Affiliates have timely made all contributions required under law or contract to any multiemployer plan.

(e)      Except as set forth on Section 4.14(e) of the Disclosure Schedule, PinnOak, its Subsidiaries and ERISA Affiliates are not required, nor have they or any one of them ever been required, to contribute with regard to a “multiemployer pension plan” as defined under Section 3(37) of ERISA or is plan described in Section

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4063(a) of ERISA (the “Multiemployer Pension Plans”). No surety bonds or escrow accounts were required to be posted by PinnOak, its Subsidiaries and ERISA Affiliates to meet the requirements of Section 4204(a)(1)(B) of ERISA or under the terms of any multiemployer pension plan in connection with any complete or partial withdrawal (as described in Sections 4204 and 4205 of ERISA) resulting from the transactions effectuated pursuant to that Asset Purchase Agreement by and among PinnOak Resources, LLC, U.S. Steel Mining Company, LLC, USS Coal Sales, LLC and United States Steel Corporation, dated as of May 23, 2003.

(f)      Neither PinnOak, nor any Subsidiary nor ERISA Affiliate, has made or suffered a “complete withdrawal” or a “partial withdrawal,” as defined respectively in Sections 4203 and 4205 of ERISA, and no event has occurred that presents a risk of such withdrawal.

(g)      Except for the Multiemployer Pension Plans, no Employee Plan is subject to Title IV of ERISA.

(h)      Each Employee Plan that is intended to meet the requirements of a qualified plan under Code Section 401(a) has received a favorable determination letter or opinion letter from the Internal Revenue Service that such Employee Plan is so qualified and nothing has occurred that would reasonably be expected to adversely affect the qualified status of the Employee Plan. All such Employee Plans have been timely amended to meet the requirements of the Code and applicable regulations and guidance issued thereunder. In all material respects, all of the Employee Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in form and operation, all requirements for any Tax-favored treatment intended for such plan or trust or applicable to plans or trusts of its type, including, as applicable, Sections 105, 106, 125, 401(a), 401(k) and 501 of the Code.

(i)      Except as set forth on Section 4.14(i) of the Disclosure Schedule, there are no actions, suits, hearings, audits, arbitrations, inquiries, investigations or other proceedings or any events for such (other than routine claims for benefits) pending or, to the Knowledge of PinnOak, threatened, with respect to any Employee Plan.

(j)      Except as set forth on Section 4.14(j) of the Disclosure Schedule, none of the Employee Plans (i) provides for the payment of separation, severance, termination, change of control or similar benefits, (ii) promises or provides retiree medical or life insurance benefits to any current or former employee, officer or director of PinnOak, or any Subsidiary or ERISA Affiliate, or otherwise provides life insurance, medical or health benefits to persons who are not current employees or their dependents, except as required by Part 6 of Title I of ERISA or any similar state law; (iii) requires any payment or accelerated vesting as a result of the transactions contemplated by this Agreement; or (iv) is subject to Section 409A of the Code.

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(k)      With respect to each Employee Plan, PinnOak, its Subsidiaries and ERISA Affiliates, have provided or made available to Purchaser true and complete copies, where applicable, of (i) the current plan document and all amendments thereto, (ii) the annual report on Form 5500 for the most recent two years, (iii) the most recent summary plan description, (iv) the most recent Internal Revenue Service determination letter, (v) all material contracts, arrangements or agreements related to each Employee Plan, and (vi) all material correspondence received from any governmental agency with respect to an Employee Plan.

(l)      Except as set forth in Section 4.14(l) to the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any Employee to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any Employee.

(m)      No prior payment of any amount, nor any payment due or to become due in connection with the transactions contemplated by this Agreement, by PinnOak or any Subsidiary or ERISA Affiliate is or shall be an “excess parachute payment” under Code Section 280G.

(n)      PinnOak and each Subsidiary and ERISA Affiliate are in compliance in all material respects with the requirements of Parts 6 and 7, Subtitle B of Title I of ERISA.

(o)      With respect to each Employee Plan which is (or but for an exemption could be) subject to Section 409A of the Code such plan has been maintained and administered in good faith compliance with the requirements of Section 409A of the Code and the guidance promulgated thereunder.

(p)      To the Knowledge of PinnOak, the Memorandum of Understanding Regarding Eligibility for Retiree Health Care between U.S. Steel Mining Company, LLC and the United Mine Workers of America, International Union, dated as of May 6, 2003, and the related Agreement between the International Union, United Mine Workers of America, and United States Steel Corporation, dated May 6, 2003, each remain in full force and effect and the transactions contemplated by this Agreement will not alter their full force and effectiveness.

Section 4.15      Labor Matters.

(a)      Except as set forth in Section 4.15(a) of the Disclosure Schedule, as of the date hereof: (i) PinnOak and each Subsidiary are neither party to, nor bound by, any collective bargaining or other labor union agreement applicable to the Employees and no collective bargaining agreement is presently being negotiated by PinnOak or any Subsidiary; (ii) from May 23, 2003, to the date hereof, there has been no actual or, to the Knowledge of PinnOak, threatened material labor dispute, material

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grievance, material arbitration, strike, work stoppage, slowdown or lockout involving PinnOak; (iii) from May 23, 2003, to the date hereof, to the Knowledge of PinnOak, there has been no labor union organizing activities with respect to any employees of the Company and each Subsidiary; (iv) there is no material charge or complaint against PinnOak before the National Labor Relations Board or any comparable state agency currently pending or threatened in a writing addressed to PinnOak; (v) from May 23, 2003, to the date hereof, there has been no “mass layoff” or “plant closing” as defined by the WARN Act with respect to PinnOak and each Subsidiary.

(b)      Except as set forth in Section 4.15(b) of the Disclosure Schedule, each of PinnOak and its Subsidiaries currently are in compliance, in all material respects, with all Laws relating to the employment of personnel, including all such Laws relating to wages, hours, the WARN Act, collective bargaining, discrimination, civil rights, safety and health, mine safety and workers’ compensation (collectively, the “Employment and Labor Laws”), in each case except (i) for citations issued by the Mining Safety and Health Administration or any similar state regulatory agency that can be reasonably abated without material cost or expense to PinnOak or any of its Subsidiaries in the ordinary course of PinnOak’s and the Subsidiaries’ continuing operations or (ii) for violations the existence of which would not have a Material Adverse Effect.

Section 4.16      Taxes. Except as set forth in Section 4.16 to the Disclosure Schedule, PinnOak has timely filed all material Tax Returns required to be filed by it and all such Tax Returns are complete and correct in all material respects. Except as set forth in Section 4.16 to the Disclosure Schedule, all material Taxes of PinnOak and its Subsidiaries, including those relating to the operations of PinnOak and its Subsidiaries, have been paid (regardless of whether set forth on a Tax Return) other than Taxes which are not yet due or which, if due, are not delinquent or are being contested in good faith by appropriate proceedings or have not been finally determined, and for which, in each case, adequate reserves have been established in the books and records of PinnOak and the Interim Financial Statements. PinnOak has not received any written notice of deficiency from a Governmental Authority for any material Tax against PinnOak. Neither PinnOak nor any of the Selling Unit Holders is a “foreign person” within the meaning of Section 1445 of the Code. At all times since its date of formation, PinnOak has been properly classified as a partnership for U.S. federal and state Tax purposes and neither any Selling Unit Holder nor any other Person has elected to treat PinnOak as an association or corporation for U.S. federal or state Tax purposes. Except as set forth in Section 4.16 to the Disclosure Schedule, there are no Tax claims, audits or proceedings pending or, to the Knowledge of PinnOak, threatened in connection with PinnOak or with respect to which PinnOak could have any liability. There are not currently in force any waivers or agreements binding upon PinnOak for the extension of time for the assessment or payment of any Tax. PinnOak and each Subsidiary, as applicable, has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or other third party. PinnOak is not a party to or

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bound by any Tax allocation or Tax sharing agreement with any other Person nor does it have any contractual obligation to indemnify any other Person with respect to Taxes. Neither the Units nor PinnOak’s assets are subject to any Liens due to Taxes (other than Taxes not yet due and payable). No written claim has been received by, or communicated in writing to, PinnOak from a Taxing authority in a jurisdiction where PinnOak or any Subsidiary does not file Tax Returns contending that PinnOak or any such Subsidiary is or may be subject to Tax in such jurisdiction.

Section 4.17      Transactions with Affiliates. Except as set forth in Section 4.17 of the Disclosure Schedule, no Selling Unit Holder nor any Affiliate of any Selling Unit Holder nor any officer, director or employee of a Selling Unit Holder, any Affiliate of a Selling Unit Holder, PinnOak or any Subsidiary (an “Interested Party”) is a party to any Contract or transaction with PinnOak or any Subsidiaries (except for employment arrangements of PinnOak or any Subsidiary for compensation or employee benefits for services performed), or has any interest in any property or asset of PinnOak or a Subsidiary.

Section 4.18      Brokers. Except for UBS Securities LLC and Morgan Stanley & Co. Incorporated and except as set forth in Section 4.18 to the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PinnOak or any of its Subsidiaries or any Selling Unit Holder. PinnOak is solely responsible for the fees and expenses of UBS Securities LLC and Morgan Stanley & Co. Incorporated and all such fees will be included by PinnOak as Transaction Expenses.

Section 4.19      Insurance. Section 4.19 of the Disclosure Schedule contains a true and complete list of all insurance policies carried by, or covering PinnOak and its Subsidiaries with respect to their businesses, assets and properties, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy, the amount of coverage and the deductible. True and complete copies of each such policy have previously been provided to Purchaser. All such policies are in full force and effect (except for policies which by their terms are expired and will be replaced in the ordinary course of business), and no notice of cancellation has been received by PinnOak with respect to any such policy.

Section 4.20      Inventories. Except as set forth in Section 4.20 to the Disclosure Schedule, all of the coal inventories of PinnOak and the Subsidiaries whether reflected in the Financial Statements or otherwise, consist, in all material respects, of a good quality and quantity usable and salable in the ordinary and usual course of business.

Section 4.21      EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES OF PINNOAK SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING BUT NOT LIMITED TO,

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ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER IMPLIED WARRANTY OF QUALITY WITH RESPECT TO PINNOAK. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, PINNOAK MAKES NO, AND THEREFORE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY WITH RESPECT TO (i) THE QUANTITY, QUALITY, MINEABILITY OR MERCHANTABILITY OF COAL RESERVES LOCATED IN OR ON (OR CONSTITUTING) THE OWNED REAL PROPERTY OR THE LEASED REAL PROPERTY, (ii) THE CONDITION OR STATE OF REPAIR OF ANY MINE, PREPARATION PLANT, FIXTURES, BUILDINGS, STRUCTURES OR OTHER IMPROVEMENTS LOCATED ON OR IN THE OWNED REAL PROPERTY OR THE LEASED REAL PROPERTY OR (iii) ANY OTHER MATTER.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Selling Unit Holders as follows:

Section 5.1      Organization and Authority. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio. Purchaser has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, including to purchase, own and hold the Units and to pay the Purchase Price. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Selling Unit Holders and PinnOak) this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.2      No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 5.3 have been obtained, and except as may result from any facts or circumstances relating solely to PinnOak or the Selling Unit Holders, the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not and will not (a) violate or conflict with the articles of incorporation or code of regulations of Purchaser, (b) conflict with or violate, in any material respect, any Law or Governmental

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Order applicable to Purchaser, or (c) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the assets or properties of Purchaser or pursuant to, any Contract to which Purchaser is a party or by which any of their respective assets or properties are bound.

Section 5.3      Consents and Approvals. The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or Person, except (a) the notification requirements of the HSR Act and foreign antitrust and competition law requirements, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Purchaser from performing any of its material obligations under this Agreement, or (c) as may be necessary as a result of any facts or circumstances relating solely to PinnOak or its Affiliates.

Section 5.4      Legal Proceedings. As of the date hereof, there are no Actions pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets and properties which would reasonably be expected to result in the issuance of a Governmental Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated hereby.

Section 5.5      Purchase for Investment; Ability to Evaluate Risk.

(a)      The Units will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 10.6) for its own account for the purpose of investment, it being understood that the right to dispose of such Units shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Units, or any interest therein, in such manner as to cause PinnOak to be in violation of the registration requirements of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder or applicable state securities or blue sky laws.

(b)      Purchaser is able to bear the economic risk of holding the Units for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Units.

Section 5.6      Capital Adequacy; Solvency. Purchaser represents that immediately after the sale of the Units and the other transactions contemplated hereby, Purchaser (and any successor corporation) will have a positive net worth (calculated in accordance with GAAP) and will not be insolvent (as defined under the federal

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Bankruptcy Code (the “Bankruptcy Code”) and in equity) and that the purchase of the Units and any borrowing by Purchaser in connection with such transactions will not have the effect of hindering, delaying or defrauding any creditors of Purchaser (or any successor corporation). Purchaser further represents that, based on the information provided to it by PinnOak to date, the Purchase Price is a reasonably equivalent value in exchange for the Units.

Section 5.7      Brokers. Except for Hill Street Capital LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser. Purchaser is solely responsible for the fees and expenses of Hill Street Capital LLC.

Section 5.8      Availability of Funds. Purchaser currently has sufficient immediately available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 5.9      Due Diligence; Reliance on Experts.

(a)      Purchaser acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, PinnOak and the Subsidiaries and, in connection with such inquiries and investigations, Purchaser has relied on its own financial, legal and other experts and advisors in arriving at Purchaser’s decision to execute, deliver and consummate this Agreement and the transactions contemplated hereby. Purchaser is not relying on any representations and warranties of PinnOak (including, without limitation, any reserve estimates, projections or information) except as expressly set forth in Article IV of this Agreement.

(b)      In connection with Purchaser’s investigation of PinnOak, Purchaser has received from PinnOak certain estimates, projections and other forecasts for the business of PinnOak, and certain plan and budget information. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it. For the avoidance of doubt, without limiting the generality of Section 4.21, except as provided herein, PinnOak makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.9 other than to the capital expenditure budget to the extent referenced in Sections 4.6(e)(iii) and 6.1(f)(v) herein.

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ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1      Conduct of Business Prior to the Closing. PinnOak covenants and agrees that, except (i) as contemplated by this Agreement; (ii) as disclosed in Section 6.1 of the Disclosure Schedule; or (iii) with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, from and after the date hereof and prior to the Closing Date:

(a)      the business of PinnOak and the Subsidiaries shall be conducted only in the ordinary and usual course of business;

(b)      none of PinnOak or any of the Subsidiaries will amend their respective certificate of formation or operating agreement, except in connection with the termination of management fees payable after the Closing;

(c)      none of PinnOak or any of the Subsidiaries shall (i) split, combine or reclassify the Units, (ii) issue or sell any additional shares of, or securities convertible into or exchangeable for Units, or options, warrants, calls, commitments or rights of any kind to acquire any Units, (iii) redeem, purchase or otherwise acquire directly or indirectly any Units or (iv) authorize, declare, set aside or pay any dividends on, or make any other distributions in respect of, any Units;

(d)      none of PinnOak or any of the Subsidiaries shall (i) adopt any new Plan or amend any existing Plan in any material respect, except for changes which are no more favorable to participants in such Plans or as may be required by applicable Law or (ii) increase any compensation of or enter into or amend any employment, severance, termination or similar agreement with any of its officers or directors, except for increases in the ordinary course of business consistent with past practice and the payment of amounts pursuant to and consistent with an existing Employee Plan;

(e)      none of PinnOak or any of the Subsidiaries shall, except as may be required or contemplated by this Agreement or in the ordinary course of business, acquire, sell, lease or dispose of any assets which, in the aggregate, are material to PinnOak and the Subsidiaries, taken as a whole;

(f)      none of PinnOak or any of the Subsidiaries shall (i) incur, guarantee or assume any Indebtedness except for borrowings under lines of credit for the funding of working capital requirements in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than PinnOak or another Subsidiary) other than employee advances in the ordinary course of business, (iv) mortgage or pledge any of its material assets, tangible or intangible, or

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create any material mortgage or Lien (other than Permitted Liens) with respect to any such asset or (v) make any capital expenditures other than those substantially consistent with the current capital expenditure forecast for PinnOak and the Subsidiaries, dated May 17, 2007, as provided in writing to Purchaser prior to the date hereof;

(g)      none of PinnOak or any of the Subsidiaries shall acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein (other than purchases of marketable securities in the ordinary course of business);

(h)      none of PinnOak or any of the Subsidiaries shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(i)      none of PinnOak or any of the Subsidiaries shall materially change any of the accounting methods used by it unless required by GAAP or applicable Law; and

(j)      none of PinnOak or any of the Subsidiaries will authorize or enter into an agreement to do any of the matters specified in the foregoing clauses (c) – (i) of this Section 6.1.

Section 6.2      Access to Information.

(a)      From the date hereof until the Closing (upon reasonable notice to and approval of PinnOak, which approval shall not be unreasonably withheld, conditioned or delayed), during normal business hours, PinnOak shall, and shall cause its officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and Representatives of Purchaser reasonable access to the offices, properties, books and records PinnOak and the Subsidiaries to the extent related to the business of PinnOak, and (ii) furnish to the officers, employees and authorized agents and Representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of PinnOak and the Subsidiaries as Purchaser may from time to time reasonably request in order to assist Purchaser in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated hereby; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of PinnOak or any Affiliate of PinnOak.

(b)      For a period of seven years after the Closing, Purchaser shall (i) retain the books and records of PinnOak and the Subsidiaries relating to the business of PinnOak and the Subsidiaries which relate to periods ending on or prior to the Closing Date in a manner reasonably consistent with the practice of PinnOak and the Subsidiaries prior to Closing, and (ii) upon reasonable notice, afford the officers, employees and

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authorized agents and Representatives of the Selling Unit Holders reasonable access (including the right to make, at the Selling Unit Holders’ expense, photocopies) for reasonable and necessary business purposes, during normal business hours, to such books and records.

Section 6.3      Confidentiality. The terms of the letter agreement dated as of July 5, 2006 (the “Confidentiality Agreement”) between PinnOak and Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.3 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 6.4      Regulatory and Other Authorizations; Consents.

(a)      Each party hereto agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act and any other Regulatory Law with respect to the transactions contemplated hereby within two (2) Business Days after the date hereof. Purchaser will be responsible for paying the filing fees incurred by PinnOak, the Selling Unit Holders and Purchaser in connection with the HSR Act filing and any other similar filings required pursuant to any other Regulatory Law.

(b)      Upon the terms and subject to the conditions set forth in this Agreement, PinnOak and Purchaser shall each use their respective commercially reasonable efforts promptly (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) to obtain from any Governmental Authority or third parties any actions, non-actions, clearances, waivers, consents, approvals, authorizations, permits or orders required to be obtained by PinnOak, Purchaser or any of their respective Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby; (iii) furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement, including filings in connection with the HSR Act and any other Regulatory Law, and to supply promptly any additional information and documentary material that may be requested in connection with such filings or applications; and (iv) avoid the entry of, or have vacated or terminated, any Governmental Order that would restrain, prevent or delay the Closing, including defending against and opposing any lawsuits or other proceedings, whether judicial or

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administrative, reviewing or challenging this Agreement or the consummation of the other transactions contemplated hereby. Without limiting this Section 6.4(b), the parties hereto will cooperate and use all commercially reasonable efforts to avoid or eliminate each and every impediment under any Regulatory Law that may be asserted by any Governmental Authority with respect to consummation of the transactions contemplated by this Agreement, in all events so as to enable the Closing to occur as soon as reasonably possible (and in any event, no later than August 31, 2007); provided, that, notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be required to (x) waive any substantial rights or accept any substantial limitations on its operations in respect of any assets or businesses owned by Purchaser or any of its Affiliates or PinnOak and its Subsidiaries, in each case as of the date of this Agreement (the “Existing Assets”) or (y) sell, divest of, license or dispose of any Existing Assets or (z) otherwise limit the freedom of action with respect to any of the Existing Assets, in each case, in a manner that is materially adverse to its interests or is materially burdensome.

(c)      As used in this Agreement, “Regulatory Law” means the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws, Governmental Orders or administrative or judicial doctrines that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

Section 6.5      Employee Matters.

(a)      From and after the Closing Date, Purchaser shall cause each Employee (as defined below) as of the Closing Date to be given full credit for all service with PinnOak or any Subsidiary (and any predecessor entity, to the extent PinnOak or a Subsidiary gives service credit for service with such predecessor entity) before the Closing Date for purposes of eligibility and vesting under any employee benefit plans or arrangements of the Purchaser or any of its Affiliates in which the Employee participates on or after the Closing Date other than the Purchaser’s retiree medical plans, to the same extent such service is recognized by PinnOak immediately prior to the Closing Date (except to the extent that the crediting of such service would result in duplication of benefits). In the event an Employee shall participate in any employee welfare benefit plans of Purchaser or its Affiliates (the “Purchaser Welfare Plans”) in the calendar year containing the Closing Date, and such participation commences other than at the expiration of the plan year under the corresponding welfare benefit plan maintained for the Employee by PinnOak or any Subsidiary immediately prior to such participation (the “PinnOak Welfare Plans”), Purchaser shall, or shall cause its Affiliates to, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Employee under the Purchaser Welfare Plans, other than to the extent limitations or waiting periods that are already in effect with respect to the Employee under the PinnOak Welfare Plans have not been satisfied as of such participation date, and (ii) provide each

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Employee with credit for any co-insurance and deductibles paid in the calendar year of the Closing prior to such participation date in satisfying any deductible or out-of-pocket requirements under the Purchaser Welfare Plans.

(b)      For a period of six months immediately following the Closing Date, Purchaser shall provide, or to cause to be provided, to each Employee who is not covered by a collective bargaining agreement, employee benefit and compensation programs that are no less favorable than those provided to such Employees immediately prior to the Closing Date, other than with respect to the Purchaser’s retiree medical plan. Except as specifically provided in this Section 6.5, nothing in this Agreement shall be construed to require Purchaser to retain any employees it hires for any period of time, in any particular position, at any particular compensation rate or with any particular rights or benefits. Nothing in this Agreement shall be construed as requiring Purchaser to make an offer of employment on any basis other than an employment-at-will basis.

(c)      As of the Closing Date, Purchaser shall assume PinnOak’s obligations under each of the agreements set forth in Section 6.5(c) of the Disclosure Schedule and shall execute such documents and take such actions as may be necessary to effectuate such assumption pursuant to the terms of such agreements.

(d)      For purposes of this Agreement, “Employee” means all of the following: (i) all persons who are active employees on the Closing Date, including employees on vacation and employees on a regularly scheduled day off from work (Employees on temporary leave for purposes of jury or annual two-week national service/military duty shall be deemed to be active employees); (ii) employees who on the Closing Date are on non-medical leave of absence; provided, however, that no such employee shall be guaranteed reinstatement to active service if his return to employment is contrary to the terms of his leave, unless otherwise required by applicable Law (for purposes of the foregoing, non-medical leave of absence shall include maternity or paternity leave, leave under the Family and Medical Leave Act of 1993, educational leave, military leave with veteran’s reemployment rights under federal Law, or personal leave, unless any of such is determined to be a medical leave); and (iii) employees who on the Closing Date are on disability or medical leave and for whom it has been one hundred eighty (180) calendar days or less since their last day of active employment; provided, however, that no such employee shall be guaranteed reinstatement to active service if he is incapable of working in accordance with the policies, practices and procedures of Purchaser.

Section 6.6      Tax Matters.

(a)      Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the timely payment of all sales (including bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement (“Transfer

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Taxes”). Purchaser shall prepare and in a timely manner file all Tax Returns in respect of Transfer Taxes. Purchaser and the Selling Unit Holders shall reasonably cooperate with each other in attempting to minimize Transfer Taxes.

(b)      Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns for each of PinnOak and the Subsidiaries for all periods ending after the Closing Date, which Tax Returns shall be consistent with past practice. In the case of Tax Returns for periods starting on or before the Closing Date and ending after the Closing Date (a “Straddle Period”), Purchaser shall provide the Sellers Representative with an opportunity to review and comment on such Tax Returns no less than thirty (30) days prior to the due date thereof. Purchaser shall make, or cause to be made, any changes to such Tax Returns reasonably requested by the Sellers Representative so long as none of such changes result in any additional material Taxes to Purchaser, PinnOak or any of their Subsidiaries or Affiliates. The Sellers Representative shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by PinnOak and the Subsidiaries for all periods ending on or before the Closing Date (a “Pre-Closing Period”). As soon as practicable, but in any event within fifteen (15) days after the Selling Representative’s or Purchaser’s request, as the case may be, Purchaser shall deliver to the Selling Representative or the Selling Representative shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of PinnOak and the Subsidiaries and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable the Selling Representative, Purchaser or PinnOak, or their respective subsidiaries to satisfy their accounting or Tax requirements.

(c)      Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns for QPII-AIV for all periods ending after the Closing Date, which Tax Returns shall be consistent with past practice. In the case of Tax Returns for Straddle Periods, Purchaser shall provide Questor with an opportunity to review and comment on such Tax Returns no less than thirty (30) days prior to the due date thereof. Purchaser shall make, or cause to be made, any changes to such Tax Returns reasonably requested by Questor so long as none of such changes result in any additional material Taxes to Purchaser, PinnOak or any of their Subsidiaries or Affiliates. In order to apportion Taxes of QPII-AIV with respect to a Straddle Period, the parties shall, to the extent permitted under applicable Tax Law, elect to treat for all purposes the Closing Date as the last day of the taxable year of QPII-AIV. In any case where applicable Tax Law does not permit QPII-AIV to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing (the “Pre-Closing Straddle Period”) shall be deemed: (i) in the case of Taxes that are imposed on a periodic basis (and not based on invoices, sales, receipts, income, payments or similar amounts), to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of

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calendar days in the entire relevant Straddle Year; and (ii) in the case of Taxes not described in clause (i) (such as taxes based upon or related to invoices, sales, receipts or income), an amount that would be payable if the taxable year or period ended at the Closing. Questor shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by QPII-AIV for all Pre-Closing Periods. As soon as practicable, but in any event within fifteen (15) days after Questor’s or Purchaser’s request, as the case may be, Purchaser shall deliver to Questor or Questor shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of QPII-AIV and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable the Blocker Parties, QPII-AIV, Purchaser or PinnOak, or their respective subsidiaries to satisfy their accounting or Tax requirements.

Section 6.7      Insurance and Indemnification.

(a)      From and after the Closing, Purchaser shall cause PinnOak to continue to indemnify and hold harmless each of PinnOak’s and the Subsidiaries’ present and former directors, officers, Employees and agents, in their capacities as such, from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending Action at law or in equity relating to the business of PinnOak (including actions related to this Agreement or the transactions contemplated hereby) or the status of such individual as a director, officer, Employee or agent at or prior to the Closing, to the fullest extent permitted by applicable Law. Purchaser shall cause PinnOak to retain in the certificate of formation or operating agreement of PinnOak and each Subsidiary any indemnification provision or provisions in effect as of the date hereof for the benefit of PinnOak’s and the Subsidiaries’ officers, directors, Employees and agents that existed immediately prior to Closing and during the time period prior to Closing, and not thereafter amend the same with respect to such persons (except to the extent that such amendment preserves, increases or broadens the indemnification or other rights theretofore available to such officers, directors, Employees and agents).

(b)      For six years from the Closing, Purchaser shall cause to be maintained in effect an officers’ and directors’ liability insurance and indemnification policy, with an insurer with a Standard & Poor’s rating of at least A that provides coverage for acts or omissions occurring prior to the Closing covering each Person currently covered by such insurance policies held by or for the benefit of PinnOak and the Subsidiaries and their respective directors, officers, Employees and agents on terms with respect to coverage and in amounts no less favorable than those of such policies in effect on the date of this Agreement (the “Existing Insurance”). Purchaser shall satisfy its obligations under this Section 6.7(b) by purchasing a “tail” policy from an insurer with a Standard & Poor’s rating of at least A, which (i) has an effective term of six years from the Closing, (ii) covers each Person currently covered by the Existing Insurance for

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actions and omissions occurring on or prior to the Closing and (iii) contains terms that are no less favorable than those of the Existing Insurance. Notwithstanding the foregoing, Purchaser shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof for such insurance (the “Current Premium”). If such premium for such insurance required to be maintained pursuant to this Section 6.7(b) would at any time exceed 200% of the Current Premium, then Purchaser shall cause to be maintained policies of insurance which, in its good faith determination, provide the maximum dollar loss coverage available at an annual premium equal to 200% of the Current Premium.

Section 6.8      Public Announcements. For the period from the date hereof until one year immediately following the Closing, the Selling Unit Holders and Purchaser shall consult with each other and will mutually agree upon any press release or public announcement pertaining to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law, Governmental Authority or stock exchange rule in which case the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press release or making any such public announcement.

Section 6.9      Affiliate Transactions. Immediately prior to the Closing and except as set forth in Section 6.9 of the Disclosure Schedule, all Indebtedness and other amounts owing under Contracts between the Selling Unit Holders or any officer, Employee, director or Affiliate of the Selling Unit Holders (other than PinnOak and the Subsidiaries), on the one hand, and PinnOak or any Subsidiary, on the other hand, will be paid in full, and the Selling Unit Holders will terminate and will cause any such officer, Employee, director or Affiliate of the Selling Unit Holders to terminate each such Contract with PinnOak or such Subsidiary, as applicable (except for employment arrangements of PinnOak or any Subsidiary for compensation and employee benefits for services performed).

Section 6.10      Beard-Pinnacle Facilities. PinnOak and the Selling Unit Holders agree that, in the event the sale of the Beard-Pinnacle facilities is consummated prior to the Closing, the proceeds of the sale, including any repayment of Indebtedness owed by Beard-Pinnacle, LLC to PinnOak, will promptly be applied by PinnOak to reduce amounts outstanding under the Credit Facility. In the event the sale of the Beard-Pinnacle facilities is not consummated prior to the Closing, the Selling Unit Holders will cause all of the outstanding equity interests in Beard-Pinnacle, LLC (other than the equity interests held by QPII-AIV) to be contributed to PinnOak prior to the Closing.

Section 6.11       Further Action. For a period of twelve (12) months from and after the Closing Date, each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required

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to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

Section 6.12      No Solicitation. PinnOak agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use all reasonable efforts to cause its Representatives not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Alternative Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Alternative Proposal; (iii) engage in discussions with any Person with respect to any Alternative Proposal, except as to the existence of these provisions; (iv) approve, endorse or recommend any Alternative Proposal; or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating any Alternative Proposal or transaction contemplated thereby. PinnOak and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Proposal. As promptly as practicable after receipt of any Alternative Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an Alternative Proposal, PinnOak shall provide Purchaser with oral and written notice of the material terms and conditions of such Alternative Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Proposal, request or inquiry.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1      Conditions to Obligations of Each Party. The respective obligation of each party hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)      Any waiting period (and any extension thereof) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated; and

(b)      No Law or Governmental Order shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

Section 7.2      Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or (in Purchaser’s sole discretion) waiver on or prior to the Closing Date of the following conditions:

(a)      The representations and warranties of PinnOak contained herein shall be true and accurate as of the Closing Date as if made at and as of such time

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(other than (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period of time and (ii) if the Pre-Closing Certificate has been delivered by the Selling Unit Holders in accordance with Section 7.4, those representations and warranties contained in Section 4.6(c)), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not have a Material Adverse Effect;

(b)      PinnOak shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by PinnOak on or prior to the Closing Date;

(c)      Purchaser shall have received a certificate from an authorized officer of PinnOak, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied by PinnOak;

(d)      The representations and warranties of each Selling Unit Holder contained herein shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period of time), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not materially delay the ability of the applicable Selling Unit Holder to perform its material obligations under this Agreement or consummate the transactions contemplated by this Agreement;

(e)      The Selling Unit Holders shall have each performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by the Selling Unit Holders on or prior to the Closing Date;

(f)      Purchaser shall have received a certificate duly executed by or on behalf of each Selling Unit Holder, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(d) and Section 7.2(e) have been satisfied by such Selling Unit Holder;

(g)      Purchaser shall have received the Closing Notice;

(h)      Purchaser shall have received evidence reasonably satisfactory to Purchaser, that the notices, consents and approvals set forth on Schedule 7.2(h) have been secured;

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(i)      There shall not have occurred any change in the condition of PinnOak and the Subsidiaries, taken as a whole, that has resulted or can reasonably be expected to result in a Material Adverse Effect between the date of this Agreement and the Closing Date; provided, however, that if the Pre-Closing Certificate has been delivered by the Selling Unit Holders in accordance with Section 7.4, the condition set forth in this Section 7.2(i) shall be deemed satisfied as of the Pre-Closing Date and from the Pre-Closing Date shall not be a condition to Purchaser’s obligation to consummate the transactions contemplated by this Agreement.

(j)      PinnOak shall have delivered to Purchaser resignations of each of the directors of PinnOak; and

(k)      The Closing Indebtedness outstanding under the Credit Facility shall not exceed $123,440,000 of outstanding term loan Indebtedness and $50,000,000 of outstanding revolving credit line Indebtedness (less, in the case of the revolving credit line, the amount of any repayment of debt of Beard-Pinnacle, LLC held by PinnOak made pursuant to the sale of the Beard-Pinnacle facility as provided in Section 6.10 above).

Section 7.3      Conditions to Obligations of the Selling Unit Holders and PinnOak. The respective obligations of the Selling Unit Holders and PinnOak to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or (in the sole discretion of the Selling Unit Holders and PinnOak) waiver on or prior to the Closing Date of the following conditions:

(a)      The representations and warranties of Purchaser contained herein shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period of time), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement;

(b)      Purchaser shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Purchaser on or prior to the Closing Date; and

(c)      The Selling Unit Holders and PinnOak shall have received certificates from an authorized officer of Purchaser, dated the Closing Date, to the effect that the conditions set forth in Sections 7.3(a) and Section 7.3(b) have been satisfied by Purchaser.

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Section 7.4 Pre-Closing Certificate. If the Closing has not occurred by the date that is five (5) Business Days (the “Pre-Closing Date”) after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Section 7.1 and Section 7.2 has been obtained, made or given or has expired, as applicable, PinnOak may provide to Purchaser a certificate (the “Pre-Closing Certificate”) duly executed by or on behalf of PinnOak to the effect that, as of the date of the Pre-Closing Certificate (the “Pre-Closing Date”), the conditions set forth in (i) Section 7.2(a) have been satisfied with respect to the representations and warranties contained in Section 4.6(c) and (ii) Section 7.2(i). If Purchaser delivers a Pre-Closing Certificate, the conditions set forth in (i) Section 7.2(a) with respect to the representations and warranties contained in Section 4.6(c) and (ii) Section 7.2(i) shall be deemed satisfied as of the Pre-Closing Date and from the Pre-Closing Date shall not be conditions to Purchaser’s obligation to consummate the transactions contemplated by this Agreement.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

Section 8.1       Survival. The representations and warranties contained in Article IV and Article V of this Agreement shall survive until eighteen months after the Closing; provided, however, that the representations and warranties contained in Section 4.13, Section 4.14 and Section 4.16 shall survive until the Earnout Due Date; provided further, however, that if written notice of a claim has been given before the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved. Subject to the limitations set forth in this Article VIII, the representations and warranties contained in Article III of this Agreement shall survive until the Earnout Due Date. No covenant or agreement contained in this Agreement shall survive the Closing, except that any covenant or agreement that contemplates or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with its respective terms.

Section 8.2       Indemnification by Selling Unit Holders.

(a)       Purchaser and its Affiliates, successors and assigns (each, a “Purchaser Indemnified Party”) shall, solely to the extent provided herein, be indemnified and held harmless by each Selling Unit Holder severally (and not jointly and severally) for and against any and all losses, damages, claims and judgments (including reasonable attorneys fees) actually suffered or incurred by them (each, a “Loss”), arising out of or resulting from, in each case on or prior to the Earnout Due Date:

(i)    the breach of any representation or warranty made by PinnOak contained in this Agreement;

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(ii)    the breach of any covenant or agreement of PinnOak contained in this Agreement to be performed prior to Closing;

(iii)    the breach of any representation or warranty made by such Selling Unit Holder contained in this Agreement;

(iv)    the breach of any covenant or agreement contained in this Agreement to be performed by such Selling Unit Holder after the Closing;

(v)    management or similar fees owing by PinnOak to such Selling Unit Holder or any Affiliate of such Selling Unit Holder in excess of the amounts set forth in Section 4.6(e)(6) of the Disclosure Schedule;

(vi)    any Taxes payable by PinnOak or a Subsidiary as a result of the adjustment to PinnOak’s 2003 partnership Tax Return proposed by the Internal Revenue Service and which relates to the allocation of the purchase price in connection with acquisition of the business of PinnOak and the Subsidiaries from USS Mining Company, LLC in 2003; and

(vii)    the item listed in paragraph (d)1 of Section 4.6 of the Disclosure Schedule relating to any excise Taxes paid by PinnOak or a Subsidiary on coal sold prior to the Closing Date by PinnOak or its Subsidiaries into the export market after it was subject to the synthetic fuel process that are in excess of the reserve for such Taxes included in the Interim Balance Sheet;

(viii)    any foreign, federal, state or local income Taxes imposed on or payable by PinnOak or any of its Subsidiaries for any Pre-Closing Period or Pre-Closing Straddle Period; and

(ix)    any of the Pending Matters in accordance with Section 8.9(a), which shall be the sole provision for which indemnification shall be sought for the Pending Matters.

(b)      Each Purchaser Indemnified Party shall, solely to the extent provided herein, be indemnified and held harmless from and against any and all Losses arising out of or resulting from the Action pending in the Supreme Court of the State of New York, New York County, captioned Nemelka, et al. v. Questor Management Company, LLC, et al., Index No. 100384/06:

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(i)    by each Selling Unit Holder severally (and not jointly and severally) to the extent PinnOak is determined by the court to be liable for such Loss;

(ii)    by the Questor Members (and only the Questor Members) to the extent Questor or a Questor Member is determined by the court to be liable for such Loss; and

(iii)    by Regent (and only Regent) to the extent Regent or Benjamin Statler is determined by the court to be liable for such Loss.

(c)      Each Purchaser Indemnified Party shall, solely to the extent provided herein, be indemnified and held harmless by the Blocker Parties (and only the Blocker Parties) severally (and not jointly and severally) from and against any and all Losses arising out of or resulting from (i) Taxes imposed on or payable by QPII-AIV for any Pre-Closing Period or Pre-Closing Straddle Period in excess of current Tax refunds due QPII-AIV, (ii) the business of QPII-AIV as conducted on or prior to the Closing Date, (iii) the breach of any representation or warranty made by QPII-AIV contained in the Merger Agreement or (iv) the breach of any covenant or agreement of QPII-AIV contained in the Merger Agreement to be performed prior to Closing.

(d)      Whether a claim arises under contract, Law or otherwise that is not otherwise prohibited by this Agreement, except for claims based on fraud, this Article VIII shall be the sole and exclusive recourse of the Purchaser Indemnified Parties against the Selling Unit Holders for Losses arising out of or resulting from any breach of any representation, warranty, covenant or agreement of or by the Selling Unit Holders or PinnOak contained in this Agreement, any breach of any representation, warranty, covenant or agreement of or by QPII-AIV contained in the Merger Agreement or otherwise arising out of, resulting from or related to the transactions contemplated by this Agreement and the Merger Agreement, and any payments required to be made by a Selling Unit Holder pursuant to this Article VIII, except payments for claims based on fraud, shall be, with respect to claims made solely under clauses (i) and (ii) of Section 8.2(a), solely and exclusively funded by the Purchaser’s right to set-off the Deferred Payment pursuant to and in accordance with Section 8.6(a) and, with respect to any other claim made under Section 8.2(a), (b) or (c), exclusively funded by the Purchaser’s right first to set-off the Deferred Payment with any balance to be funded by Purchaser’s right to set-off the Earnout Payment pursuant to and in accordance with Section 8.6(a). For the avoidance of doubt, in the event the aggregate amount of Losses the Purchaser Indemnified Parties would be entitled to set-off in accordance with the terms of the Selling Unit Holders’ indemnification obligations under this Article VIII exceeds the amount of the Deferred Payment plus the amount of the Earnout Payment that is earned by the Selling Unit Holders, the Purchaser Indemnified Parties will have no recourse against the Selling Unit Holders other than to set-off against the aggregate amount of the

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Deferred Payment and Earnout Payment that is otherwise due and payable. Except as provided for herein and for equitable remedies available to a Purchaser Indemnified Party, to the extent that any Purchaser Indemnified Party suffers or incurs any Losses arising out of the execution, delivery, performance (or nonperformance) or breach (including any inaccuracy in any representation or warranty) by a Selling Unit Holder or PinnOak of this Agreement or the Disclosure Schedule or any other document referenced herein for which any Purchaser Indemnified Party may assert any other right to indemnification, hold harmless, reimbursement, defense, contribution, payment or recovery from a Selling Unit Holder, PinnOak or any of their respective Affiliates (whether under this Agreement or under any Law or otherwise) other than as provided in this Article VIII, Purchaser hereby waives, releases and agrees not to assert such right, and Purchaser agrees to cause each other Purchaser Indemnified Party to waive, release and agree not to assert such right.

(e)      For purposes of this Article VIII, the term “Selling Unit Holder” shall be deemed to include the Blocker Parties.

Section 8.3      Indemnification by Purchaser. The Selling Unit Holders and their respective Affiliates, successors and assigns (each, a “Selling Unit Holder Indemnified Party”) shall, solely to the extent provided herein, be indemnified and held harmless by Purchaser (a “Purchaser Indemnifying Party”) for and against any and all Losses, arising out of or resulting from:

(i)    the breach of any representation or warranty made by Purchaser contained in this Agreement;

(ii)    the breach of any covenant or agreement to be performed by Purchaser contained in this Agreement;

(iii)    any breach of any covenant or agreement of PinnOak contained in this Agreement that is to be performed after the Closing; or

(iv)    any breach of any covenant or agreement of QPII-AIV contained in the Merger Agreement that is to be performed after the Closing.

Section 8.4      Limits on Indemnification by Selling Unit Holder Indemnifying Parties.

(a)      Notwithstanding anything to the contrary contained in this Agreement, no amount of indemnity shall be payable as a result of any claim in respect of a Loss arising under clauses (i) and (ii) of Section 8.2(a):

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(i)    unless the Purchaser Indemnified Party has given the Selling Unit Holder from whom indemnification is sought (each, a “Selling Unit Holder Indemnifying Party”) a Claim Notice with respect to such claim (x) prior to the applicable Cut-Off Date and (y) in any event prior to the Earnout Due Date;

(ii)    if any Loss suffered or arising in connection with such claim is less than $100,000 from any single claim or aggregated claims arising out of the same facts, events or circumstances (a “Covered Loss”);

(iii)    or arising under clause (ix) of Section 8.2(a), unless and until the aggregate amount of all Covered Losses for which the Purchaser Indemnified Parties are otherwise entitled to indemnification pursuant to clauses (i) and (ii) of Section 8.2(a) plus the amount of Losses (including the fees and expenses incurred in connection with the Pending Matters as provided in Section 8.9(a)) for which the Purchaser Indemnified Parties are otherwise entitled to indemnification pursuant to clause (ix) of Section 8.2(a) exceeds an aggregate amount equal to ten million dollars ($10,000,000) (the “Basket”), in which event the Selling Unit Holder Indemnifying Parties shall be liable solely for the amount of the Covered Losses and such indemnifiable Losses pursuant to clause (ix) of Section 8.2(a) that are in excess of the Basket and, solely in the case of Covered Losses, less than the Indemnity Cap; and

(iv)    to the extent that the total of all such Losses (subject to the threshold requirements set forth in Sections 8.4(a)(i), (ii) and (iii)) shall exceed twenty-five million dollars ($25,000,000) (the “Indemnity Cap”); provided that the limitations contained in Sections 8.4(a)(i), (ii) and (iii) shall not apply to Losses arising from any breach of the representations and warranties contained in Section 4.6(e)(i)-(ii) or the covenants contained in Section 6.1(c)(iii)-(iv), Section 6.3 or Section 6.8;

(b)      Except for claims based on fraud, the liability of each Selling Unit Holder for claims under this Article VIII shall be, with respect to claims made solely under clauses (i) and (ii) of Section 8.2(a), solely and exclusively funded by the Purchaser’s right to set-off the Deferred Payment pursuant to and in accordance with Section 8.6(a) and, with respect to any other claim made under Section 8.2(a), (b) or (c), exclusively funded by the Purchaser’s right first to set-off the Deferred Payment with any balance to be funded by Purchaser’s right to set-off the Earnout Payment pursuant to and in accordance with Section 8.6(a).

(c)      The parties acknowledge and agree that the indemnity obligations of each Selling Unit Holder pursuant to Section 8.2(a)(iii) and (iv) and of each Blocker Party pursuant to Section 8.2(c) are several (and not joint and several) and,

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except for claims based on fraud, in each case will be funded solely and exclusively by the Purchaser’s right first to set-off the Deferred Payment payable to such Selling Unit Holder with any balance to be funded by Purchaser’s right to set-off the Earnout Payment payable to such Selling Unit Holder pursuant to and in accordance with Section 8.6(a).

(d)      Notwithstanding anything contained herein to the contrary, for purposes of this Article VIII, in determining the amount of Losses resulting from a breach of any representation or warranty in Article IV hereof, any and all “Material Adverse Effect,” “materiality” or similar exceptions and qualifications set forth in any such representation and warranties shall be disregarded; provided, however, that the foregoing shall not apply with respect to Sections 4.6(a), (c) and (d)(v) above.

Section 8.5      Notice of Loss; Third Party Claims.

(a)    An Indemnified Party shall promptly, and in any event within thirty (30) calendar days, or, in the case of any Third Party Claim, within ten (10) calendar days, after the Indemnified Party has in good faith determined that an event has occurred that would be reasonably expected to give rise to a right of indemnification under this Article VIII, notify the Indemnifying Party in writing of the matter that the Indemnified Party has in good faith determined gives rise or is reasonably expected to give rise to such right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), stating the amount of the Loss, if known, and method of computation thereof, describing in reasonable detail the facts and circumstances with respect to such matter and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (a “Claim Notice”); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII with respect to Third Party Claims except to the extent that the Indemnifying Party is prejudiced by such failure. Anything in this Article VIII to the contrary notwithstanding, notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered before the expiration of the survival period, if any, for such representation, warranty, covenant or agreement as specified in Section 8.1 (the “Cut-off Date”) or, in any event, on or prior to Earnout Due Date.

(b)    At any time after the receipt of a Claim Notice from an Indemnified Party pursuant to Section 8.5(a) regarding a Third Party Claim, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim with all expenses to be paid by the Indemnifying Party (solely, in the case of indemnification by the Selling Unit Holders, through the Purchaser’s right to set-off the Deferred Payment and Earnout Payment pursuant to and in accordance with the terms of this Article VIII) and through counsel of its choice (after consultation with the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party and the proceeding or claim involves money damages and not an injunction or other equitable

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relief that could have an adverse effect on PinnOak or the Subsidiaries and the Indemnifying Party irrevocably acknowledges in writing its liability to the Indemnified Party under this Article VIII and agrees to indemnify the Indemnified Party in accordance with the terms of Article VIII; provided, however, that if the Indemnifying Party does not assume the defense of such Third Party Claim promptly but in no event later than twenty (20) days after its receipt of a Claim Notice with respect to such Third Party Claim, then the Indemnifying Party shall reimburse (solely, in the case of indemnification by the Selling Unit Holders, through the Purchaser’s right to set-off the Deferred Payment and Earnout Payment pursuant to and in accordance with the terms of this Article VIII) the Indemnified Party’s reasonable expenses incurred in the defense of such Third Party Claim prior to the date the Indemnifying Party ultimately does assume such defense; and provided, further, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party (solely, in the case of indemnification by the Selling Unit Holders, through the Purchaser’s right to set-off the Deferred Payment and Earnout Payment pursuant to and in accordance with the terms of this Article VIII). If the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense. Whether or not the Indemnifying Party has exercised such right, the Indemnified Party shall make available to the Indemnifying Party, at the Indemnifying Party’s expense (solely, in the case of indemnification by the Selling Unit Holders, through the Purchaser’s right to set-off the Deferred Payment and Earnout Payment pursuant to and in accordance with the terms of this Article VIII), all witnesses, pertinent records, materials, and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably requested by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense (solely, in the case of indemnification by the Selling Unit Holders, through the Purchaser’s right to set-off the Deferred Payment and Earnout Payment pursuant to and in accordance with the terms of this Article VIII), all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party; and in such event, the Indemnified Party shall consult with, and give due consideration to the advice of, the Indemnifying Party as may be reasonably requested by the Indemnifying Party regarding the defense of such Third Party Claim. Notwithstanding any other provision in this Article VIII, the Indemnifying Party shall not have the obligation to indemnify any Loss with respect to a Third Party Claim for which the Indemnified Party is conducting the defense if the Indemnified Party has failed to consult with the Indemnifying Party after the Indemnifying Party has requested, in writing, such consultation regarding such Third Party Claim. No such Third Party Claim may be settled by the Indemnified Party without

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the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, that, if the Indemnifying Party has not assumed the defense of a Third Party Claim, the Indemnifying Party may provide such consent under reservation of rights with respect to any obligation to indemnify the Indemnified Party for any Losses resulting from such Third Party Claim.

Section 8.6      Set-Off Rights.

(a) Any payments required to be made to Purchaser or a Purchaser Indemnified Party pursuant to this Article VIII, except payments for claims based on fraud, shall be, with respect to claims made solely under clauses (i) and (ii) of Section 8.2(a), solely and exclusively funded by the Purchaser’s right to set-off the Deferred Payment and, with respect to any other claim made under Section 8.2(a), (b) or (c), exclusively funded by the Purchaser’s right first to set-off the Deferred Payment with any balance to be funded by Purchaser’s right to set-off the Earnout Payment. If (i) the Selling Unit Holder Indemnifying Party shall not have objected to the amount claimed by a Purchaser Indemnified Party for indemnification with respect to any Loss or (ii) the Selling Unit Holder Indemnifying Party shall have delivered notice of its disagreement as to the amount of any indemnification requested by such Purchaser Indemnified Party and either (A) the Selling Unit Holder Indemnifying Party, on the one hand, and, Purchaser, on the other hand, shall have, subsequent to the giving of such notice, mutually agreed that the Selling Unit Holder Indemnifying Party is obligated to indemnify such Purchaser Indemnified Party, as the case may be, for a specified amount or (B) a final nonappealable award shall have been issued by the court having jurisdiction over the matters relating to such claim by a Purchaser Indemnified Party for indemnification from the Selling Unit Holder Indemnifying Party, Purchaser shall, subject to the limitations contained in this Article VIII, have the right to set-off against Purchaser’s payment obligations with respect to the Deferred Payment the amount determined to be owed to the Purchaser Indemnified Party under this Article VIII (any such amount, a “DP Setoff Amount”) and, in the event that the aggregate amount determined to be owed to all Purchaser Indemnified Parties under this Article VIII exceeds $112,500,000, Purchaser shall have the right, for claims other than under clauses (i) and (ii) of Section 8.2(a) and subject to the other limitations contained in this Article VIII, to set-off against Purchaser’s payment obligations with respect to the Earnout Payment such excess amount determined to be owed to the Purchaser Indemnified Parties under this Article VIII (any such excess amount, a “EO Setoff Amount” and collectively with the DP Setoff Amount, the “Setoff Amount”), in each case pursuant to and in accordance with the terms and conditions of this Article VIII. With respect to any claim for indemnification requested by a Purchaser Indemnified Party prior to the applicable Cut-Off Date or, in any event, the Earnout Due Date which is not finally resolved pursuant to clause (i) or (ii) of the immediately proceeding sentence as of the due date of the Deferred Payment or Earnout Payment, as applicable, Purchaser shall have the right to withhold from the amount of the Deferred Payment or Earnout Payment, as applicable, an amount equal to the aggregate amount of such disputed claims; provided, however, that any amounts

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withheld shall accrue interest pursuant to and in accordance with the terms of Section 2.2(c)(iv) (with respect to amounts withheld from the Deferred Payment) or Section 2.3(l) (with respect to amounts withheld from the Earnout Payment), as applicable.

(i)    In the case of any amount of indemnity determined to be payable as a result of any claim in respect of a Loss arising under clause (i), (ii), (v), (vi), (vii), (viii) or (ix) of Section 8.2(a) or clause (i) of Section 8.2(b), the Setoff Amount shall be setoff against the Deferred Payment and Earnout Payment, if applicable, payable to all of the Selling Unit Holders pro rata based on each Selling Unit Holder’s Ownership Percentage (subject, in case of claims in respect of a Loss arising under clauses (i) and (ii) and (ix) of Section 8.2(a), to the limitations contained in Section 8.4(a)).

(ii)    In the case of any amount of indemnity determined to be payable as a result of any claim in respect of a Loss arising under clause (iii) or (iv) of Section 8.2(a), the Setoff Amount shall be setoff solely against the Deferred Payment and Earnout Payment, if applicable, payable to the breaching Selling Unit Holder responsible for such claim.

(iii)    In the case of any amount of indemnity determined to be payable as a result of any claim in respect of a Loss arising under clause (ii) of Section 8.2(b), the Setoff Amount shall be setoff solely against the amount of the Deferred Payment and Earnout Payment, if applicable, payable to the Questor Members and the Blocker Parties pro rata amongst the Questor Members and the Blocker Parties based on their Ownership Percentage.

(iv)    In the case of any amount of indemnity determined to be payable as a result of any claim in respect of a Loss arising under clause (iii) of Section 8.2(b), the Setoff Amount shall be setoff solely against the amount of the Deferred Payment and Earnout Payment, if applicable, payable to Regent.

(v)    In the case of any amount of indemnity determined to be payable as a result of any claim in respect of a Loss arising under Section 8.2(c), the Setoff Amount shall be setoff solely against the amount of the Deferred Payment and Earnout Payment, if applicable, payable to the Blocker Parties.

(b)      For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, the parties agree that the right of the Purchaser Indemnified Parties to indemnification pursuant to this Article VIII shall expire on the

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Earnout Due Date and, other than with respect to claims validly pending as of such date in accordance with Section 8.6(a), no amounts shall be owed by the Selling Unit Holders after the Earnout Due Date (whether by setoff or otherwise).

Section 8.7      Additional Indemnification Provisions. With respect to Losses for which indemnification is provided under this Article VIII, (a) each Loss shall be calculated on an After-Tax Basis, (b) all Losses shall be net of any third-party insurance proceeds that have been or are subsequently recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification (and if subsequently recovered shall be promptly delivered to the Indemnifying Party), and (c) in no event shall the Indemnifying Party have liability to the Indemnified Party for any consequential, special, incidental, indirect, or punitive damages, lost revenue, profits or income, diminution in value of securities, loss of business reputation, or opportunity or similar items (except, in each case, to the extent awarded or assessed against the Indemnified Party in connection with a Third Party Claim pursuant to a final and non-appealable Governmental Order or award of an arbitrator, arbitration panel, or similar adjudicative body). In any case where an Indemnified Party recovers from a third Person any amount in respect of a matter for which an Indemnifying Party has indemnified it pursuant to this Article VIII, the Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter. The obligations of the Selling Unit Holder Indemnifying Parties to indemnify and hold harmless any Purchaser Indemnified Party under this Article VIII, to the extent applicable, shall terminate as of the Cut-Off Date of the representation, warranty or covenant pursuant to Section 8.1; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which any Purchaser Indemnified Party shall have, before such Cut-Off Date, previously made a claim by delivering a Claim Notice with respect to such claim pursuant to Section 8.5 to the Selling Unit Holders.

Section 8.8      Mitigation of Damages. Purchaser shall take and shall cause its Affiliates (including PinnOak after the Closing) to take commercially reasonable steps, excluding the payment of any material fees, costs or expenses, to mitigate any Losses upon becoming aware of any event that would reasonably be expected to, or does, give rise to Losses. The Indemnified Parties shall take commercially reasonable steps, excluding the payment of any material fees, costs or expenses, to mitigate any Losses upon becoming aware of any event that would reasonably be expected to, or does, give rise Losses. If any amounts recovered or recoverable under insurance policies or other collateral sources (including the Asset Purchase Agreement, dated as of May 23, 2003, by and among PinnOak, Pinnacle Mining Company, LLC, Pinnacle Land Company, LLC, U.S. Steel Mining Company, LLC and United States Steel Corporation, which the Purchaser and PinnOak, after the Closing, agree to use

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commercially reasonable efforts to enforce) are not received before any claim for indemnification is paid pursuant to this Article VIII, then the Indemnified Parties shall use reasonable commercial efforts to pursue such insurance policies or collateral sources, and if the Indemnified Parties receive any recovery, the amount of such recovery shall be applied first, to reimburse the Indemnified Parties for their out-of-pocket expenses (including reasonable attorneys fees and expenses) expended in pursuing such recovery, second, to refund any payments made by the Indemnifying Parties which would not have been so paid had such recovery been obtained before such payment to the extent that such recovery, together with any indemnification payment by the Indemnifying Party, exceeds the applicable Losses related to such claim, and third, any excess to the Indemnified Parties. The Indemnified Parties shall assign or otherwise reasonably cooperate with the Indemnifying Parties to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement.

Section 8.9      Pending Matters. Notwithstanding anything to the contrary contained in this Agreement:

(a)    During the period commencing as of the Closing Date and expiring on the Earnout Due Date (or earlier with respect to a given Pending Matter if such Pending Matter is resolved earlier in accordance with the terms hereof) (the “Litigation Period”), the Selling Unit Holders shall control the proceedings involving the current subject matter of the Actions described in paragraphs 1 and 3 of Section 4.7 of the Disclosure Schedule (the “Pending Matters”) by all appropriate proceedings, which proceedings will be handled with due care by the Selling Unit Holders to a final judgment or will be settled at the discretion of the Selling Unit Holders (but only with the prior written consent of Purchaser, which consent will not be unreasonably withheld, in the case of any settlement that provides for (a) an injunction or other equitable relief that would have an adverse effect on PinnOak or the Subsidiaries or (b) the payment of monetary damages in excess of the aggregate amount of the Deferred Payment and Earnout Payment). The Selling Unit Holders will have full control of such proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof. For the avoidance of doubt, PinnOak shall bear the costs and expenses incurred by it in connection with the Pending Matters, including the costs and expenses of PinnOak’s current counsel (or any replacement counsel) which represents PinnOak in the Pending Matters, subject to the control of the Selling Unit Holders as provided in this Section 8.9(a); provided that such costs and expenses will be counted towards the Basket under Section 8.4(a)(iii) and the Selling Unit Holders shall indemnify Purchaser, by way of a set-off right under Section 8.6(a), for any such fees incurred after the aggregate amount of Covered Losses (including such fees) exceed the amount of the Basket. Purchaser may retain separate counsel to represent it in, but not control, any defense or settlement of a Pending Matter pursuant to this Section 8.9(a), and Purchaser will bear its own costs and expenses with respect to such separate counsel; provided that such fees will be counted towards the Basket under Section 8.4(a)(iii) and the Selling Unit Holders

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shall indemnify Purchaser, by way of a set-off right under Section 8.6(a), for any such fees incurred after the aggregate amount of Covered Losses (including such fees) exceeds the amount of the Basket.

(b)    During the Litigation Period, Purchaser will cooperate, and will cause PinnOak, the Subsidiaries and each of their respective Representatives to cooperate, with the reasonable requests of the Selling Unit Holders and their counsel to assist in the defense of the Pending Matters, including, without limitation, by providing reasonable access to the books, records and other data relating to the business of PinnOak and the Subsidiaries and the right to make copies and extracts, at the Selling Unit Holders’ expense, therefrom and to make available (including for purposes of meetings, interviews, depositions or hearings regarding the Pending Matters) all personnel reasonably necessary (and to schedule any such meetings, interviews, depositions or hearings, if possible, at such times as are reasonably convenient for such personnel and to minimize interference with the ongoing business of PinnOak and the Subsidiaries) and any other information in order to fulfill the Selling Unit Holders’ obligations under this Section 8.9. During the Litigation Period, Purchaser, PinnOak and the Subsidiaries shall execute any reasonably necessary documentation in order to evidence the authority of the Selling Unit Holders pursuant to the terms hereof, including any required limited powers-of-attorney.

Section 8.10      Nature of Payments. Any indemnity payments made under this Article VIII shall be treated for Tax purposes as an adjustment of the Purchase Price.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the written consent of each of the Selling Unit Holders, PinnOak and Purchaser;

(b)    by PinnOak, if Purchaser (i) breaches or fails in any material respect to perform or comply with any of its material covenants or agreements contained herein, or (ii) breaches its representations or warranties in any material respect and such breach would materially delay or prevent the consummation of the transactions contemplated hereby, in each case such that the condition set forth in Sections 7.3(a) or (b) would not be satisfied (a “Terminating Purchaser Breach”); provided, that if such Terminating Purchaser Breach is curable by Purchaser through the exercise of its best efforts, and Purchaser continues to exercise such best efforts, PinnOak may not terminate this Agreement under this Section 9.1(b);

(c)    by Purchaser, if the Selling Unit Holders or PinnOak (i) breach or fail in any material respect to perform or comply with any of their material

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covenants or agreements contained herein, or (ii) breaches their representations or warranties in any material respect and such breach would have a Material Adverse Effect, in each case such that the condition set forth in Section 7.2(a), (b), (d) or (e) would not be satisfied (a “Terminating Sellers Breach”); provided that, if such Terminating Sellers Breach is curable by the Selling Unit Holders and PinnOak through the exercise of their best efforts, and the Selling Unit Holders and PinnOak continue to exercise such best efforts, Purchaser may not terminate this Agreement under this Section 9.1(c);

(d)    by any party hereto, if the Closing shall not have occurred prior to August 31, 2007; provided, however, that in the event that, as of August 31, 2007, all conditions to Closing set forth in Article VII have been satisfied or waived (other than such conditions that say their terms are satisfied at the Closing) other than the condition set forth in Section 7.1(a), the termination date may be extended from time to time at the option of the Sellers Representative by up to an aggregate of sixty (60) days; provided further, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

(e)    by any party hereto, in the event of the issuance of a Governmental Order (which Governmental Order the parties hereto shall use commercially reasonable efforts to lift) restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such Governmental Order having been made final and non-appealable.

Section 9.2      Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as set forth in Section 6.3; provided, however, that no such termination shall relieve any party hereto from liability for any breach by such party of any covenant set forth in this Agreement; provided, further, that the obligations of the parties set forth in Article X hereof shall survive any such termination.

Section 9.3      Waiver. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. The waiver by any party hereto of a breach of any term or provision of the Agreement shall not be construed as a waiver of any subsequent breach.

Section 9.4      Reimbursement of Purchaser Expenses. In the event that this Agreement is terminated by Purchaser pursuant to Section 9.1(c) and the Selling Unit Holders enter into an agreement in respect of and consummate within twelve (12) months

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of the date of such termination an Alternative Proposal, the Selling Unit Holders will cause PinnOak to reimburse Purchaser for up to one million dollars ($1,000,000) of its Purchaser Expenses (the “Termination Fee”).

ARTICLE X

MISCELLANEOUS

Section 10.1      Expenses. Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.2      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

(a)	if to Regent:

  The Regent Investment Company

  113 Bremen Way

  McMurray, Pennsylvania 15317

  Attention: Benjamin M. Statler

  Facsimile: (724) 942-5366

  with a copy to:

  Skadden, Arps, Slate, Meagher & Flom LLP

  333 West Wacker Drive

  Chicago, Illinois 60606

  Attention: Peter C. Krupp

  Facsimile: (312) 407-0411

(b)	if to the Questor Members:

  Questor Members

  c/o Questor Management Company, LLC

  2000 Town Center, Suite 2450

  Southfield, Michigan 48075

  Attention: President

  Facsimile: (248) 213-2215

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  with a copy to:

  Skadden, Arps, Slate, Meagher & Flom LLP

  333 West Wacker Drive

  Chicago, Illinois 60606

  Attention: Peter C. Krupp

  Facsimile: (312) 407-0411

(c)	if to Employee LLC:

  PinnOak Resources Employee Equity Incentive Plan, LLC

  49 Sunset Beach Rd.

  Morgantown, WV 26508

  Attention: Ronald Stovash

  Facsimile: (724) 743-3241

  with a copy to:

  Skadden, Arps, Slate, Meagher & Flom LLP

  333 West Wacker Drive

  Chicago, Illinois 60606

  Attention: Peter C. Krupp

  Facsimile: (312) 407-0411

(d)	if to Purchaser:

  Cleveland-Cliffs Inc

  1100 Superior Avenue

  Cleveland, Ohio 44114-2589

  Attention: George W. Hawk, General Counsel

  Facsimile: 216-694-5389

  with a copy to:

  Calfee, Halter & Griswold LLP

  1400 KeyBank Center

  800 Superior Avenue

  Cleveland, Ohio 44114-2688

  Attention: Robert A. Ross

  Facsimile: 216-241-0816

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Section 10.3      Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.4      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.5      Entire Agreement. This Agreement, the Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Selling Unit Holders, PinnOak and Purchaser with respect to the subject matter hereof.

Section 10.6      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may, without such prior written consent, at any time, transfer or assign its rights, interests and obligations under this Agreement (i) to one or more of its Affiliates, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions herein, but no such assignment referred to in clause (i) shall relieve Purchaser of its obligations hereunder or (ii) as part of a collateral assignment to any lender of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 10.7      No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.8      Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Selling Unit Holders, PinnOak and Purchaser specifically referencing this Agreement.

Section 10.9      Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not

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performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

Section 10.10 Governing Law; Submission to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the exclusive personal jurisdiction of the United States District Court for the District of Delaware and to the jurisdiction of any other competent court of the State of Delaware located in New Castle County (collectively, the “Delaware Courts”), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Delaware, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

Section 10.11 Waiver of Jury Trial. THE SELLING UNIT HOLDERS, PINNOAK AND PURCHASER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY OF THE SELLING UNIT HOLDERS, PINNOAK OR PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 10.12 Appointment of Sellers Representative.

(a)    By virtue of approval and adoption of this Agreement, each Selling Unit Holder hereby constitutes and appoints Regent (the “Sellers Representative”) as the sole, exclusive, true and lawful agent, representative and attorney-in-fact, in such Selling Unit Holder’s name, place and stead, and on its behalf, with respect to any and all matters relating to, arising out of, or in connection with, Section 2.3 or Section 6.6(a)-(b) of this Agreement.

(b)    The Sellers Representative agrees to consult with and consider the comments and suggestions of the Selling Unit Holders in connection with

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any actions to be taken by the Sellers Representative in its capacity as Sellers Representative. The Sellers Representative acknowledges and agrees to deliver to the Selling Unit Holders a copy of the Preliminary Earnings Payment Statement promptly upon receipt from Purchaser and to afford the Selling Unit Holders a reasonable opportunity to review, comment on and consult with the Sellers Representative regarding such Preliminary Earnings Payment Statement and any Dispute Notice before any disclosure or delivery thereof to Purchaser.

(c) The Sellers Representative will not be liable to any Selling Unit Holder for any action taken by it in good faith pursuant to this Agreement, and the Selling Unit Holders will severally indemnify the Sellers Representative against, and agree to hold the Sellers Representative harmless from, any and all Losses. The Sellers Representative is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of the Selling Unit Holders hereunder, and the Purchaser Indemnified Parties agree that they will not look to the personal assets of the Sellers Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Selling Unit Holders hereunder.

Section 10.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.14 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Selling Unit Holders and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ Joseph A. Carrabba
Name:	Joseph A. Carrabba
Title:	Chairman, President and Chief Executive Officer

PINNOAK RESOURCES, LLC

By: /s/ Benjamin M. Statler
Name:	Benjamin M. Statler
Title: Chairman

THE REGENT INVESTMENT COMPANY, L.P.

By: /s/ Benjamin M. Statler
Name:	Benjamin M. Statler
Title: President

QUESTOR PARTNERS FUND II, L.P.

By: Questor General Partner II, L.P.

Its: General Partner

By: Questor Principals II, Inc.

Its: General Partner

By: /s/ Robert D. Denious
Name:	Robert D. Denious
Title: Authorized Signatory

QUESTOR SIDE-BY-SIDE PARTNERS II. L.P.

By: Questor Principals II, Inc.

Its: General Partner

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By: /s/ Robert D. Denious
Name: Robert D. Denious
Title: Authorized Signatory

QUESTOR SIDE-BY-SIDE PARTNERS II 3(c)1, L.P.

By: Questor Principals II, Inc.
Its: General Partner

By:/s/ Robert D. Denious
Name: Robert D. Denious
Title: Authorized Signatory

QUESTOR PARTNERS FUND II AIV-1, LLC

By: Questor General Partner II, L.P.
Its: Managing Member

By: Questor Principals II, Inc.
Its: General Partner

By: /s/ Robert D. Denious
Name: Robert D. Denious
Title: Managing Director

QUESTOR GENERAL PARTNER II, L.P.

By: Questor Principals II, Inc.
Its: General Partner

By: /s/ Robert D. Denious
Name: Robert D. Denious
Title: Managing Director

PINNOAK RESOURCES EMPLOYEE EQUITY INCENTIVE PLAN, LLC

By: /s/ Ronald Stovash
Name: Ronald Stovash
Title: Authorized Signatory

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